U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    AMERICA'S SENIOR FINANCIAL SERVICES, INC.
             -------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

        FLORIDA                      6162                        65-0181535
------------------------        -----------------             ----------------
(State of Incorporation)        (Primary Standard             (I.R.S. Employer
                             Industrial Classification          I.D. Number)
                                       Number

   10800 Biscayne Blvd. #500, Miami, Florida 33161 (305) 751-3232
-------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

   10800 Biscayne Blvd. #500, Miami, Florida 33161
-------------------------------------------------------------------------------
                    (Address of principal place of business)

                             Nelson Locke, Chief Executive Officer
                    America's Senior Financial Services, Inc.
                                10800 Biscayne Blvd. #500
                                     Miami, Florida 33161
                              (305) 751-3232 x 266
-------------------------------------------------------------------------------

            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Joel Bernstein Esq. PA
                              11900 Biscayne Blvd.
                                   Suite 604
                                Miami, FL 33181

                                 (305) 892-1122
                               Fax (305) 892-0822

Approximate date of proposed commencement of sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]



















                                              CALCULATION OF REGISTRATION FEE


                      AMOUNT OF
TITLE OF EACH CLASS   SHARES     MAXIMUM         AGGREGATE     AMOUNT OF
OF SECURITIES TO BE   TO BE      OFFERING PRICE  OFFERING      REGISTRATION
REGISTERED            REGISTERED PER UNIT(1)     PRICE         FEE
----------------      ---------- ----------     -----------  ------------------
Common Stock          7,000,000    $0.20          $1,250,000   $ 350.00
----------           ----------- ----------     ------------  -----------------




(1)      Calculated in accordance with Rule 457(c).



    The Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.




















                    AMERICA'S SENIOR FINANCIAL SERVICES, INC.

                                   PROSPECTUS




7,000,000 shares of common stock


Our common stock is traded on the over-the-counter market and is quoted on The OTC Electronic Bulletin Board under the symbol AMSE.

The shares in this offering are being sold by the selling security holders named under Plan of Distribution / Selling Security Holders.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2001




























                               PROSPECTUS SUMMARY

THE OFFERING


Common stock offered by selling security holders              7,000,000 shares



Shares of common stock to be outstanding assuming all shares to which this prospectus relates are sold 20,643,460 shares


OUR COMPANY

America's Senior Financial Services, Inc. ("AMSE", or "America's Senior"), along with its wholly-owned subsidiaries, Dow Guarantee Corp. ("Dow"), and Jupiter Mortgage Corporation ("Jupiter"), is a licensed mortgage lender active in originating, processing and obtaining funding for forward and reverse mortgage loans secured by single family residences which are funded by financial institutions or independent investors. AMSE and its subsidiaries are collectively known as the "Company".

We receive income from two sources in connection with our mortgage lending activities: we charge certain non-refundable mortgage application fees to potential borrowers and upon closing a loan, receive additional fees payable by the borrower or investor which fees are based upon a percentage of the loan and/or the interest rates charged.

Our executive offices are located at: 10800 Biscayne Blvd. #500, Miami, Florida 33161 and our telephone number is: 305-751-3232. We are a Florida corporation which was incorporated in 1990.

RISK FACTORS

    The matters described below address some of the factors that make an investment in our common stock risky.

WE HAVE HAD A HISTORY OF OPERATING LOSSES AND THIS MAY CONTINUE TO BE THE CASE

    We have incurred losses in each of the last three years. We cannot assure that we can achieve profitability in the short and/or long terms, if at all. We may be required to raise additional capital in the future to sustain our operations. We can give no assurance that we will be successful in procuring such capital on terms we deem to be favorable. If we are unable to procure such capital, we may be required to curtail our level of activities. Our independent accountants' opinion's on our financial statements to reflect doubt about our ability to continue as a going concern.

IF WE LOSE OUR KEY PERSONNEL, OUR BUSINESS AND PROSPECTS MAY BE ADVERSELY AFFECTED.

    We only have a few key officers and directors. If any of them should leave our company, this could have an adverse effect on our business and prospects.




OUR BUSINESS DEPENDS ON THE AVAILABILITY OF MORTGAGES AT REASONABLE RATES.

    The success of our mortgage origination business is dependent upon the availability of mortgage funding at reasonable rates. Although there has been no limitation on the availability of mortgage funding in the last few years, there can be no assurance that mortgages at attractive rates will continue to be available.

OUR BUSINESS IS SUBJECT TO COMPETITION FROM MANY SOURCES.

    There are many sources of mortgages available to potential borrowers today. These sources include consumer finance companies, mortgage banking companies, savings banks, commercial banks, credit unions, thrift institutions, credit card issuers and insurance companies. Many of these alternative sources are substantially larger and have considerably greater financial, technical and marketing resources than we do. Additionally, many financial services organizations against whom we compete for business have formed national loan origination networks or have purchased home equity lenders. We compete for mortgage loan business in several ways, including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan, loan origination fees and interest rates. If any of these competitors significantly expand their activities in our market, our business could be materially adversely affected. Changes in interest rates and general economic conditions may also affect our business and our competitors. During periods of rising interest rates, competitors who have locked into lower rates with potential borrowers may have a competitive advantage.

GROWTH BY ACQUISITIONS

   We have made three major acquisitions since mid-1998 and have signed a letter of intent for an additional acquisition. In July 1998, we acquired Dow Guarantee Corp., a south Florida mortgage lender since 1985. In January 1999, we acquired Capital Funding of South Florida, Inc., a central and north Florida mortgage lender since 1994. In August 1999, we acquired Jupiter Mortgage Corporation, a central Florida mortgage lender since 1984. Additional acquisitions may result in the issuance of more common stock and the incurrence of additional debt. Acquisitions may also require additional management and financial controls and could place a strain on our current resources. Our ability to successfully integrate both completed and potential acquisitions into our core business and to achieve synergies with the acquired entity will be significant in terms of our growth, future prospects and results of operations. We can give no assurance to our ability to successfully integrate any such acquisitions.

ISSUANCE OF ADDITIONAL SHARES COULD DEPRESS OUR STOCK PRICE

    As of October 31, 2001, we have issued a total 1,950,000 warrants and options which can be exercised for our common stock at various exercise prices.
   We also have outstanding 5,034,669 shares of preferred stock which may be converted into the same number of our common stock over the next three years.
  Under an investment agreement with JJ&T, L.L.C. we may issue up to $15 million of our common stock over the next three years.
All of these potential share issuances may have a negative effect on the share price of our common stock in the future.



WE ARE SUBJECT TO EXTENSIVE REGULATION

    Our operations are subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Our consumer lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act, as amended, and Regulation B, the Fair Credit Reporting Act of 1970, as amended, the Federal Real Estate Settlement Procedures Act and Regulation X, the Home Mortgage Disclosure Act, the Federal Debt Collection Practices Act and the National Housing Act of 1934, as well as other federal and state statutes and regulations affecting our activities.

    We are also subject to the rules and regulations of, and examinations by, state regulatory authorities with respect to originating and processing loans. These rules and regulations, among other things, impose licensing obligations on us, establish eligibility criteria for mortgage loans, prohibit discrimination, govern inspections and appraisals of properties and credit reports on loan applicants, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement action.


USE OF PROCEEDS

    All the shares of the common stock which may be sold pursuant to this prospectus are being sold by shareholders. AMSE will not receive any proceeds from such sales.

MARKET FOR OUR SHARES

    Our common stock has been trading on the over-the-counter market since February 20, 1998. The following sets forth the range of high and low bid quotations for the periods indicated as reported by National Quotation Bureau, Inc. Such quotations reflect prices between dealers, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                     HIGH BID          LOW BID
                                                     --------          -------

February 20, 1998 through March 31, 1998          $      5.75      $     5.75
April 1, 1998 through June 30, 1998                     6.625            5.75
July 1, 1998 through September 30, 1998                 7.375            5.50
October 1, 1998 through December 31, 1998                7.50           6.375

January 1, 1999 through March 31, 1999                   5.75            7.00
April 1, 1999 through June 30, 1999                     7.625          6.6875
July 1, 1999 through Sept. 30, 1999                   6.96875            5.00
Oct. 1, 1999 through Dec. 31, 1999                       8.50            2.25
Jan. 1, 2000 through March 31, 2000                      4.75           0.625
April 1, 2000 through June 30, 2000                     0.938          0.0938
July 1, 2000 through July 31, 2000                     1.3125          0.2812
August 1, 2000 through August 31, 2000                  1.250             .50
September 1, 2000 through September 30, 2000             .750           .4219
October 1, 2000 through December 31, 2000                .625            .125

January 1, 2001 through March 31, 2001             $     .4062      $    .125
April 1, 2001 through June 30, 2001                       .22            .125
July 1, 2001 through September 30, 2001                   .47             .18
October 1, 2001 through October 31, 2001                  .22             .16


    As of October 31, 2001 there were approximately 1200 holders of record of our common stock.


DIVIDEND POLICY

    We have not previously paid any dividends to our shareholders and we do not anticipate that any dividends will be paid in the foreseeable future. The
Board of Directors intends to follow a policy of using retained earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the financial statements and notes thereto that appear elsewhere herein.

    This prospectus contains forward looking statements including, without limitation, statements relating our plans, expectations, intentions, and adequate resources, and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words
"believes" "intends" "expects" "plans" "anticipates" "estimates" or "potential" and similar expressions identify forward looking statements. We do not undertake to update, revise, or correct any of the forward looking information. Actual results may differ materially from those expressed in any forward looking statement made by or on behalf of AMSE. Some important factors that could cause our actual results or expectations to differ materially from those discussed in the forward looking statements include, but are not limited to reduction in the availability of mortgages at reasonable rates, interest rates in general, actions of regulatory or consumer protection agencies that have an effect on the Company's ability to market its products, Federal and State legislation, capital expenditures, economic conditions in general and inability to retain qualified employees.

RESULTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999:

      Revenues for the year ended December 31, 2000 increased 39% to $6,559,976 from $4,723,697 for the year ended December 31, 1999. This growth in revenues was primarily attributable to the contributions of Jupiter Mortgage Corporation subsidiary totaling $4,729,507 in 2000, compared to 2,297,617 in 1999 when only a partial year was reflected in AMSE's 1999 results. The 1999 numbers include the dollars associated with Capital Funding of South Florida, Inc. that was consolidated into Jupiter Mortgage Corporation at 1/1/2000.

       Total expenses for the year ended December 31, 2000 compared to the year ended December 31, 1999 decreased 28% to $8,651,738 from $11,966,506. This decrease in expenses was partially attributable to the inclusion of impairment write-downs of $3,259,311 against the goodwill of Dow Guarantee Corp. and Jupiter in 1999. The Jupiter impairment was specific to the former Capital Funding operations. Capital Funding had negative operations prior to their merger into Jupiter. The Dow impairment was taken due to Dow having negative operations in the last five months of 1998 and during the second quarter of 1999.

         We also recognized approximately $1,491,628 of debenture financing costs in the 1999 totals. These Debentures are immediately convertible into Common Stock and therefore the expenses are recognized immediately and not amortized over the life of the debenture. These expenses include approximately $280,000 of fees paid out of the debenture financing and the issuance of 185,500 shares of common stock issued to consultants and placement agents. The common stock issued is valued with a 10% discount due to the restrictions imposed on the transferability of the shares.

     In addition to the above, existing offices were consolidated within the company to lower expenses and to improve productivity. The corporate office was merged into the Dow offices in March of 2000 and all support staff were released and these duties were assumed by existing Dow and Jupiter staff. The outlying offices in Indiana, North Carolina, New York and New Jersey for the reverse mortgage arm were also closed as a result of inadequate originations to cover the costs of doing business.

         Total other expenses for the year ended December 31, 2000 compared to the year ended December 31, 1999 decreased to $84,934 from $519,031. This decrease in expenses was primarily due to the beneficial conversion feature of the convertible debentures of $441,176 included in the 1999 totals.

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2001:

Total revenues for the nine-month period ending September 30, 2001 were $5,686,121 versus $4,922,941 for the comparable period in 2000. This is an increase over the prior year of $763,180 or 16 per-cent. Our forward mortgage origination platform experienced a sales increase in 2001 directly benefiting from demand created by declining interest rates and from our internal focus on better execution. We believe that these results demonstrate our ability to capture greater sales from existing branch offices while continuing to execute our strategy for "organic growth". For example, during the nine-month period ending September 30, 2001 we operated 10 offices -down from 14 offices during the prior year. This demonstrates that we continued to increase sales while closing unprofitable locations.

During 2001, several aspects of the Company's business were restructured in order to maximize future potential and eliminate duplicative services. Dow Guarantee Mortgage consolidated its entire back office operation into the Jupiter unit. Jupiter modified Dow's lending practices to fit into the Jupiter model. Dow will now operate as a branch of Jupiter Mortgage Corporation.

During 2001, we worked to improve our reverse mortgage platform.
We have reccently signed a contract with a Florida based insurance provider to assist in marketing reverse mortgage products to Florida seniors. We have trained over 150 of the new senior advisors to date. These advisors are being trained to take new applications for processing. Continued training is being performed and this new platform will continue to grow in qualified advisors. The Company expects to realize revenues from these efforts starting in the first quarter of 2002.


Total expenses for all operations for the nine-month period ended September 30, 2001 were $6,679,972 versus $6,326,692 (-5%) for the period ended September
30, 2000.    Operational costs decreased in relationship to revenues produced on a year to date basis. This improvement in expenses is partially attributable to the ongoing consolidation strategy that will ultimately result in the company combining all its back office and production processes into its Jupiter Mortgage Corporation subsidiary. This strategy was completed in September 2001. By the end of the 3rd quarter 2001 all duplicated functions have been eliminated. While certain branch office processing functions will be preserved the Company's loan operations, accounting, personnel, and certain marketing functions have been centralized.

Included in the above expenses for the third quarter 2001 are AMSE corporate office expenses of $409,622. These are from accruals and other operational costs NOT directly attributable to the Company's loan production, of which $322,628 was non-cash. The majority of these expenses are related to the amortization of marketing and advisor contracts that date back into the prior
year.   It should be noted that the Company's CEO, Nelson Locke, has not taken any salary dollars year to date through 9/30/01. He has waived approximately $150,000 in cash payments due to him per the terms of his contract in the best interests of the Company's cash flow.

Total other expense for the nine-month period ended September 30, 2001 were $71,803 versus $64,067 (+12%). This increase was attributable to interest costs.

LIQUIDITY AND CAPITAL RESOURCES

    We currently manage the payment of our current liabilities and obligations on a monthly basis as cash becomes available. Based on the current success in raising capital from investors, the costs of operations may increase as these funds are invested to enhance operations.

    We believe we can achieve profitability if we can increase our revenues. The operating and administrative infrastructure to manage the growth of the Company is currently in place. Management plans to increase marketing of its mortgage products. Our marketing efforts are dependent upon our ability to fund such efforts; however, there can be no assurance that we will reach profitability without accessing additional capital resources.
There are no assurances that we will be able to raise the required capital through the sale of our debt or equity securities or that we will have access to other sources of capital on terms that are acceptable to us. We have entered into an equity line agreement for up to $15 million dollars which gives us the ability to raise capital by sale of our common stocck. This agreement should allow us to have access to any capital needs which may arise. over the next three years.


RECENT DEVELOPMENTS

During 2000 the Company paid off several outstanding lines of credit, retiring $210,000 in short term debt. The Company executed a $259,000 secured convertible demand promissory note with a third party, which retired the above-mentioned lines of credit and provided the Company with additional working capital. The Company also funded certain types of loans through such third party's mortgage subsidiary. Subsequent to this filing, the $259,000 note referenced above has been paid off from working capital, and the creditor has placed the original note and collateral with the Company's special counsel pending completion of a final compliance audit by the parties. However, the third party has ceased operations and this has affected the Company's ability to recover fees due to the Company from the third party's mortgage subsidiary. The Company now believes that it's results for the full year of 2001 will include losses of approximately $428,000 related to the third party's apparent breach of contract and subsequent collapse of their business units.

Investment agreement with JJ&T, L.L.C.

On November 16, 2001 we entered into an investment agreement with JJ&T, L.L.C. The investment agreement entitles us to issue and sell our common stock to JJ&T for up to an aggregate of $15 million from time to time during a three-year period beginning on the date that the registration statement of which this prospectus is a part is declared effective. Each election by us to sell stock to JJ&T is referred to as a put right.

Put rights. In order to exercise a put right, we must have an effective registration statement on file with the SEC registering the resale of shares of our common stock that my be issued as a consequence of the exercise of our put right. We must indicate the dollar amount of our common stock that we sell under the put. The number of shares of our common stock sold to JJ&T in a put may not exceed the weighted daily average reported trading volume of our common stock for the 20 days preceding the date of our put notice or be less than $25,000 of our stock. No put right may be exercised within five trading days of the last put right.

For each share of our common stock, JJ&T will pay us 88% of the average of the two lowest closing bid prices of our stock during the 20 trading days ending on the third trading day following the date we give JJ&T a put notice.

Although JJ&T is bound to purchase the shares pursuant to a put right, such purchase is subject to customary clauses such as our being in compliance with the representations and warranties set forth in the investment agreement, lack of material adverse changes in our business, and effectiveness of a registration statement covering resale of the shares.

Increase in authorized common stock. Under the investment agreement, we are required to obtain shareholder approval to increase the number of our authorized shares of common stock up to a maximum of 200,000,000 shares, but not less than 100,000,000 shares by March 16,2002 and register such increased shares for resale by JJ&T.

Restrictive covenants. During the term of the investment agreement we are prohibited from engaging in certain transactions. These include the sale of securities similar in scope and substance to our investment agreement with JJ&T and issuance of securities at a discount to market, with certain exceptions.

JJ&T's right of indemnification. We have agreed to indemnify JJ&T (including its officers, directors, employees, and agents) from liability and losses resulting from any misrepresentations or breaches we make in connection with the investment agreement, the registration rights agreement and the registration statement.

Placement agent. We signed an agreement with First Montauk Securities Corp. to be placement agent for the investment agreement with JJ&T. Under such agreement we will pay First Montauk a placement fee of 3% of the purchase price of each sale of stock to JJ&T under the investment agreement.

Stock purchase warrants. In connection with the investment agreement we issued 500,000 common stock purchase warrants to JJ&T and 250,000 common stock purchase warrants to First Montauk Securities Corp. which firm acted as our placement agent in connection with the investment agreement. Such warrants may be exercised for three years following the date of this prospectus at a price of $.____per share.

BUSINESS

    We are a licensed mortgage lender active in originating, processing and obtaining funding for forward and reverse mortgage loans secured by single family residences which are funded by financial institutions or independent investors. We receive income from two sources in connection with our mortgage lending activities: we charge certain non-refundable mortgage application fees to potential borrowers and upon closing a loan, receive an additional fees payable by the borrower or investor which fees are based upon a percentage of the loan and/or the interest rates charged.

    We are a Florida corporation which was incorporated on February 26, 1990 under the name Phoenix Management Associates, Inc. We changed our name to America's Senior Financial Services, Inc. on December 11, 1997. We do business under the trade names America's Senior Financial Services, Dow Guarantee and Jupiter Mortgage Corporation.

    During 2001, we worked to improve our reverse mortgage platform.
We have reccently signed a contract with a Florida based insurance provider to assist in marketing reverse mortgage products to Florida seniors. We have trained over 150 of the new senior advisors to date. These advisors are being trained to take new applications for processing. Continued training is being performed and this new platform will continue to grow in qualified advisors. The Company expects to realize revenues from these efforts starting in the first quarter of 2002.

HOW REVERSE MORTGAGES WORK

    A reverse mortgage (RM) is a type of home equity loan that allows Homeowners to convert some of the equity in their homes into cash without an obligation on their part for monthly repayment. RMs work much like forward mortgages, only in reverse. Rather than making a payment to the lender each month, the lender pays the borrower. Unlike conventional home equity loans, RMs do not require any repayment of principal, interest, or servicing fees for as long as the borrower lives in their home. Funds obtained from an RM may be used for any purpose, including meeting housing expenses such as taxes, insurance, fuel, and maintenance costs, as well as any personal expenses such as health care expenses. The loan does not come due until the borrower dies, sells, or moves out of the home permanently.

    REQUIREMENTS AND RESPONSIBILITIES OF THE REVERSE MORTGAGE BORROWER

    The RM funds may be paid to the borrower in a lump sum, in monthly advances, through a line-of-credit, or in a combination of the three, depending on the type of RM and the lender. The amount the homeowner is eligible to borrow is based on age, the equity in the home, and the interest rate the lender is charging. The calculation is done utilizing special software developed by the secondary market investors.

    Because the borrower retains title to the home with an RM, the borrower also remains responsible for taxes, repairs, and maintenance. Depending on the plan selected, the RM becomes due with interest either when the borrower permanently moves, sells the home or dies. The lender does not take title to the home when the borrower dies, but the heirs must pay off the loan. The debt is usually repaid by refinancing the loan into a forward mortgage (if the heirs are eligible) or by using the proceeds from the sale of the home.

    We have established ongoing correspondent relationships with selected mortgage funding organizations such as Federal National Mortgage Association (Fannie Mae), Federal Housing Administration and several non-governmental lenders which have established reverse mortgage funding programs. These organizations buy reverse mortgages which meet their individual and agency or government underwriting requirements. We receive a fee upon funding which is generally 2% of the appraised value of the subject property.

    LOAN OFFICE NETWORK. We originate mortgage loans through a network of 9 retail loan offices. As of October 31, 2001 the following are the locations of the loan origination offices maintained by America's Senior, Dow, and Jupiter.

    AMERICA'S SENIOR:
    -----------------
    Addresses:      10800 Biscayne Blvd. #500, Miami, FL 33161 (1)

    DOW:
    ----
    Addresses:      10800 Biscayne Blvd. #500, Miami, FL 33161 (1)
                     2705 E. Oakland Park Blvd., Ft. Laud., FL 33318

    JUPITER:
    --------
   Addresses:       1874 S.E. Port St. Lucie Blvd.; Port St. Lucie, FL 34952
                   11398 Okeechobee Blvd., Royal Palm Beach, FL 33411
                    1000 South Federal Highway; Stuart, FL 34994
                    1070 E. Indiantown Road, Suite 410; Jupiter, FL 33477
                    1100 W. Littleton Boulevard, Suite 350, Littleton, CO 80120
                     103 US Highway 1, Jupiter, FL 33477
                     101 Bridge Road, Tequesta, FL 33469

(1)  This office is shared by America's Senior and Dow.

    The loan officers at our 9 retail loan offices assist the mortgage applicant by explaining the various mortgage loan programs available, completing the loan application, arranging for appraisals, credit reports, pre-underwriting, quality control, fraud prevention, state and federal compliance issues, and various other tasks in connection with the proper preparation of a loan package. The loan package is then forwarded to a funding source for compliance review and loan approval. If the loan package is approved, the loan can be closed and funded and the Company receives its fees, which are based upon a percentage on the amount of the loan and/or interest rates.

    Generally, we act only originate mortgage loans which are funded by third party financing sources. While the Company has credit arrangements to fund loans with its own funds, these are used in a very limited manner, and loans funded with these facilities are generally not held longer than 90 days. Accordingly, the risks of collection, delinquencies and foreclosures are very limited.

   We have reccently signed a contract with a Florida based insurance provider to assist in marketing reverse mortgage products to Florida seniors. We have trained over 150 of the new senior advisors to date. These advisors are being trained to take new applications for processing. Continued training is being performed and this new platform will continue to grow in qualified advisors.

    MARKETING AND ADVERTISING

    As an independent mortgage originator, we seek to identify persons who are seeking mortgage loan funding. Currently, we advertise in local and regional newspapers, yellow page telephone directories, internet websites, direct mail and cable television. We market through national trade association participation, senior oriented direct mail, participation in senior events, free video tapes given to potential clients, state level trade shows, and HUD/Fannie Mae focus group activities.

    For the fiscal year ended December 31, 2000, 1999 and 1998, we expended approximately $66,000, $393,000 and $155,000, respectively for sales and marketing activities. In 1999 we expanded marketing activities to consistently include nationwide advertising of its reverse mortgage effort. In 2001, marketing and advertising expenses remain at the levels incurred in 2000 as we continue to develop our business in Florida.

    FUNDING SOURCES

    We have established ongoing correspondent relationships with selected mortgage funding organizations that have seller-servicer status with major secondary market entities such as Federal National Mortgage Association (Fannie Mae), the FHLMC (Freddie Mac), the Federal Housing Administration (FHA) the Veteran's Administration (VA), and certain conforming and non-conforming non-governmental wholesale lenders.

    We generally function as a concurrent lender that sells its loans on a flow basis, prior to the closing of the loan. This means that at the actual closing (or upon the expiration of any applicable loan rescission period, such as would apply in the case of a refinance) the funding organization wires the necessary monies directly to the third party closing the loan. The funds generally do not flow to any of the Company's accounts. We receive the fees due from the closing agent.

    Such funding organizations have no contractual obligation to fund any mortgage loans originated by the Company. Each loan is considered for funding based upon the underwriting standards established by the individual funding organization, in compliance with the government (FHA, VA) or quasi-governmental agency (FNMA, FHLMC) which will ultimately acquire the loan as part of a mortgage backed security (MBS).

    EXPANSION STRATEGY

    In July 1998, January 1999 and August 1999, the Company acquired Dow, Capital Funding and Jupiter respectively. The Company is seeking to acquire additional mortgage originators and may also consider the acquisition of ancillary organizations such as title companies, health care providers, and other financial service organizations focused on the senior citizen market.
    In October 2001 we signed a letter of intent to acquire certain assets of Dupont Mortgage Group, Inc.of Tampa, Florida for a purchase price of $200,000 and 1,000,000 shares of our common stock. Such acquisition is subject to the execution of a definitive agreement which will contain conditions to closing which are usual in such transactions. Accordingly, there can be no assurance that such acquisition will be accomplished.


    COMPETITION

    We face intense competition in the business of originating mortgage loans. Our competitors in the industry include consumer finance companies, mortgage banking companies, savings banks, commercial banks, credit unions, thrift institutions, credit card issuers and insurance companies. Many of these competitors are substantially larger and have considerably greater financial and marketing resources than the Company. In addition, many financial services organizations that are much larger than the Company have formed national loan origination networks or purchased home equity lenders. Competition among industry participants can take many forms, including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan, loan origination fees and interest rates.

To the extent any of these competitors significantly expand their activities in our market, our business could be materially adversely affected. Fluctuations in interest rates and general economic conditions may also affect us and our competition. During periods of rising rates, competitors that have locked in lower rates to potential borrowers may have a competitive advantage.

    We believe our competitive strengths include emphasizing customer education to attract borrowers for reverse mortgages, and level of customer service.


    REGULATION

    Our operations are subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. Our consumer lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act, as amended, and Regulation B, the Fair Credit Reporting Act of 1970, as amended, the Federal Real Estate Settlement Procedures Act and Regulation X, the Home Mortgage Disclosure Act, the Federal Debt Collection Practices Act and the National Housing Act of 1934, as well as other federal and state statutes and regulations affecting our activities.

    We are also subject to the rules and regulations of, and examinations by, state regulatory authorities with respect to originating and processing loans. These rules and regulations, among other things, impose licensing obligations, establish eligibility criteria for mortgage loans, prohibit discrimination, govern inspections and appraisals of properties and credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement action.

    EMPLOYEES

    As of October 31, 2001, we employ approximately 100 persons. The Company has satisfactory relations with its employees.

    FACILITIES

    All of our operations are conducted from premises leased from independent landlords.

    The following table sets forth information concerning these facilities:

    America's Senior Financial Services

LOCATION                    APPROX. SIZE     LEASE EXPIRATION     MONTHLY RENT
      ---------------          ------------     ----------------     ----------

10800 Biscayne Blvd #500
Miami, FL 33161               250 sf         Month to Month            $ 0
Included in Dow space

Dow Guarantee Mortgage

LOCATION                    APPROX. SIZE     LEASE EXPIRATION     MONTHLY RENT
      ---------------          ------------    ----------------     ------------
10800 Biscayne Blvd. #500
Miami, FL 33161             5,500 sf         Dec. 2001            $ 3,053.88
2705 E. Oakland Park Blvd.
Ft. Laud., FL 33318           500 sf         Month to Month       $   325.00

JUPITER MORTGAGE CORPORATION

LOCATION                    APPROX. SIZE     LEASE EXPIRATION     MONTHLY RENT
      ---------------         -----------     ------------          ------------
1874 S.E. Port St. Lucie Blvd.1,800 sf       Feb 2003             $ 2,688.01
Port St. Lucie, FL 34952

11398 Okeechobee Blvd.        1,500 sf       Oct. 2003            $ 2,034.78
Royal Palm Beach, FL 33411

1000 S. Federal Highway         500 sf       Month to Month       $ 1,000.00
Stuart, FL 34994

1070 E. Indiantown Road,      3,733 sf       July 2004            $ 7,854.47
Suite 410 Jupiter, FL 33477

1100 W. Littleton Blvd,         480 sf       Oct 2002             $   500.00
Suite 350
Littleton, CO 80120

103 US Highway 1                500 sf       Dec 2002             $   600.00
Jupiter, FL 33477

101 Bridge Road                 500 sf       July 2002            $   600.00
Tequesta, FL 33469

     Leases may provide for rent escalations tied to increases in operating expenses or fluctuations in the consumer price index.

LEGAL PROCEEDINGS

     On April 9, 2001 a legal action was filed in the Eleventh Circuit
Court in Dade County by Michael Shelley, a former director of the company who was removed from his position by a majority vote of the shareholders on November 30, 2000. The former director has sued the Company and Company's Chairman, Nelson A. Locke, in a derivative action alleging mismanagement and other matters. The Company's Board of Directors has investigated these allegations. The Company's Board believes these actions to be without merit and a continuation of the former director's behaviors which resulted in his removal from the board. An investigation report has been prepared and the Company will ask the Court to dismiss the suit, award costs and damages and impose certain other legal sanctions on behalf of the Company.

MANAGEMENT

         The directors and executive officers of the Company are:

NAME                          AGE          POSITION
----                                 ---          -------
Nelson A. Locke               51           Chairman of the Board,
                                           CEO / Director

Michael J. Buono              37          President/COO/Director

Dean J. Girard                42          Vice President
                                          Treasurer/ Chief
                                          Financial Officer
                                          Director

Cheryl D. Locke               45          Director
                                          Secretary

Thomas G. Sherman, Esq.       51          Director

Charles M. Kluck              57          Director

Nelson A. Locke and Cheryl D. Locke are married.

    Our directors serve for terms of three years. The terms of Cheryl D. Locke And Dean Girard extend to the 2002 annual meeting of shareholders, the terms of Thomas G. Sherman and Nelson A. Locke extend until the 2003 annual meeting of Shareholders and the terms of Michael J. Buoo and Charles M. Kluck extend until the 2004 annual meeting of shareholders.

    Nelson A. Locke founded the Company in 1990 and has served as its President until September 2001 and Chairman since 1990 and Director since 1990. He is the architect of the Company's business model. He is the past President of the Florida Association of Mortgage Brokers-Miami Chapter and has earned the NAMB's certified residential mortgage lender designation. In 1997 he was named FAMB's 'Broker of the Year', and in 1998 was awarded the prestigious FAMB 'President's Award' for his public relations efforts on behalf of the Florida Mortgage Brokerage Industry. In 1999, he was elected by his 2,500 FAMB peers to serve on the association's Executive Committee. He is a founder and director of the National Reverse Mortgage Lenders Association. Mr. Locke is a Marine Corps. veteran (non commissioned officer) and holds a B.A. from California State University.

    Cheryl D. Locke has been the Secretary and a member of the Board of Directors since 1998. She joined the Company in 1990 on a part time basis, as a loan officer. By 1994, she had risen to senior loan officer. From 1995 to 1998, she directly supervised all loan production and closing. In January 1998, she was appointed Executive Vice President and elected to the Company's Board of Directors. She served as Executive Vice President until July 2000.

    Michael Buono was elected to the Board of Directors in 2000.
He was elected as the President in November 2000 and Chief Operating Officer of America's Senior Financial Services in September 2001. Mr. Buono was a co-owner and CEO of Jupiter Mortgage since March of 1995. He serves on the Audit Committee.

       Dean J. Girard was elected to the Board of Directors in September 2001. He has been the Chief Financial Officer of America's Senior Financial
Services since November 2000. Prior to joining America's Senior, he was the Chief Financial Officer for Jupiter Mortgage from Auust 1999 to November 2000. He serves on the Audit Committee.

Thomas J. Sherman has been an attorney in private practice in Coral
Gables, Florida since 1980. He is also President and owner of Union Title Services, Inc., a full service title insurance agency. Mr. Sherman is a graduate of the University of Miami School of Law. Since 1990, Mr. Sherman has served as the Company's general counsel. He became a director in January 1998. He also serves on both the Audit and Compensation Committee.

    Charles M. Kluck has been the President of Dow Guarantee Corp. since its founding in 1985. Dow was acquired by the Company on July 31, 1998. He continues to serve in that capacity. He became an director in July 1998. In May 2000, he was appointed to the Company's Compensation Committee.

    BOARD COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Thomas J. Sherman, Michael Buono, and Dean J. Girard, reviews the adequacy of internal controls and results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee, consisting of Thomas Sherman and Charles Kluck, establishes and recommends salaries, incentives and other forms of Compensation for officers and other key employees.




EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth the total compensation paid to our Chairman and the Chief Executive Officer for the last three completed fiscal years and the other executive officers who earned $100,000 or more during any such year.





    NAME AND                                                  OTHER ANNUAL
    PRINCIPAL POSITION          YEAR     SALARY     BONUS     COMPENSATION
    ------------------     ----     ------          -----     ------------
     Nelson A. Locke           2001  $  -0-          -0-     $    -0-
     Chairman                  2000  $ 14,653        -0-      213,054
     CEO                       1999  $ 62,750        -0-          -0-
                               1998  $ 70,000        -0-        5,000

     Michael J. Buono          2001  $118,750        -0-     $    -0-
     CEO Jupiter Mortgage Corp.2000  $135,500        -0-          -0-


    DIRECTOR COMPENSATION

No fees are paid for director services.

    EXECUTIVE EMPLOYMENT AGREEMENTS

    In July 1998 the Company entered into a five (5) year employment agreement with Nelson A. Locke. Mr. Locke is employed as President and Chairman at an annual salary of $70,000 and such additional compensation as he determines. The agreement provides certain health, life and disability insurance, and autos to Mr. Locke. The Agreement provides for the establishment of an "Executive Performance Bonus Pool" described below. The agreement provides that in any calendar year when the Company's stock price increases by at least 20%, that he shall be eligible for stock options equal to 5% of his total common stock holdings at the end of the calendar year which may be exercised at $1.00 per share and may be paid for by interest-free promissory note. Mr. Locke waived these options for 1998, 1999 and 2000 as this event would have been harmful to future business and investor prospects.

   In October 1999 the Board of Directors approved a change in Mr. Locke's annual base salary to $200,000. His health, life, option plan, disability insurance and auto allowances remain the same. However, Mr. Locke voluntarily deferred the increase of the base salary until further notice, in the interest of protecting our cash flows.

    In January 1998 the Company entered into a five (5) year employment agreement with Cheryl D. Locke. Mrs. Locke is employed as Executive Vice President, Secretary and Director at an annual salary of $50,000. The agreement provides certain health, life and disability insurance, an auto to Mrs. Locke, special performance bonus of up to $25,000 to be paid at the discretion of the President. She is entitled to commission on loan originations for which she was submitting loan officer. The agreement provides that in any calendar year when the Company's loan origination's increase by at least 20%, that she shall be eligible for stock options equal to 5% of her total common stock holdings at the end of the calendar year which may be exercised at $1.00 per share and may be paid for by interest-free promissory note. Mrs. Locke waived these options for 1998, 1999 and 2000 as this event would have been harmful to future business and investor prospects.

    In July 1998 the Company's subsidiary, Dow Guarantee Corp., entered into an employment agreement with Charles M. Kluck for a term of five years, under which Mr. Kluck will be paid an annual salary of $110,000.

    In July 1998 the Company's subsidiary, Dow Guarantee Corp., entered into an employment agreement with Linda C. Kluck for a term of five years, under which Ms. Kluck will be paid an annual salary of $70,000.

    In August of 1999 the Company's subsidiary, Jupiter Mortgage Corp., entered into an employment agreement with Michael J. Buono for a term of 5 years, under which Mr. Buono will be paid an annual salary of $150,000.

    In August of 1999 the Company's subsidiary, Jupiter Mortgage Corp., entered into an employment agreement with Deanne J. Anderson for a term of 1 year, under which Ms. Anderson will be paid an annual salary of $120,000.

    In April 2000 Nelson and Cheryl Locke were issued an option to acquire 300,000 shares of common stock jointly for $.50 per share. See Exhibit 9.0.

OTHER OPTION PLAN

    On April 12,2000 the Board of Directors granted options pursuant to two special option plans which have been designated Form A & B. Form A was developed as an anti-dilution full ratchet option plan to protect the Company in the event of any takeover attempt. Format B was developed to recognize certain shareholders who had supported the Company with cash and/or significant personal efforts during the prior twenty four months.

    Any shares issued under this option agreement will be deemed "restricted shares" under the Act, and the public sale thereof even after the expiration of the lock up period absent registration of such securities under the Act may only be made in compliance with Rule 144 promulgated under the Act. The shares will bear an appropriate restrictive legend reflecting the foregoing.
The lock up period is for 24 months.

    Format "A" is to be used in relation to any options exercised by Directors and Officers and Format "B" relates to all of the other optionees. all options are exercisable for 50 cents per share which was the closing price of the stock as of April 18, 2000.

    The following options were granted as a result of the action taken by the Board on April 12, 2000. Each option expires on April 12, 2003.

                          Format A
Name                                # of Options Granted
----                                --------------------

Locke, Cheryl and Nelson                  300,000
Shelley, Michael                           75,000
Sherman, Thomas                            75,000
Kluck, Charles                             75,000
Kluck, Linda                               75,000
Buono, Michael                             50,000
Anderson, Dee                              25,000
Hetzel, Lori                               15,000
Girard, Dean                               10,000
                                         --------
Total                                     700,000



                          Format B
Name                                # of Options Granted
----                                --------------------
Brickell Equity Group                     200,000
Palmun Associates                         150,000
Rosen Kenneth                              25,000
Kahn, Mark                                 20,000
Kahn, A                                    10,000
Hoffberger, Robert                         30,000
Aurelia Partners                           20,000
Schnelder Trust                            20,000
Biondo, Jane                               10,000
Donahue, Edwin                             15,000
                                         --------
Total                                     500,000


     In addition, by accepting these options, the optionees agree to grant voting rights on the underlying shares to the Company. This assignment of voting rights expires upon arm's length sale of the underlying shares into the market. None of these options have been exercised as of the date of this prospectus.



EXECUTIVE PERFORMANCE BONUS POOL

    The Company's employment agreement with its President, Nelson A. Locke, provides that ten percent (10%) of the Company's pre-tax net income for 1998 through 2002 in excess of the pre-tax net income for December 31, 1997 shall be contributed to an annual bonus pool for the benefit of Mr. Locke and other key employees of the Company. The allocation of any bonus is to be made by the Compensation Committee.

    No bonus was allocated for 1998, 1999, 2000 or 2001.



STOCK OPTION PLANS

INCENTIVE STOCK OPTION PLAN

    The Company's Board of Directors and shareholders have adopted two stock option plans. Pursuant to the Incentive Stock Option Plan (the "ISO Plan"), options to acquire a maximum of 2,000,000 shares, but not more than eight percent (8%) of the total authorized shares of the Company, may be granted to directors, officers, employees, consultants and other independent contractors and persons who performed services relating to the Company, including wholly or partially owned subsidiaries.

    The plan is administered by the Compensation Committee consisting of two non-employee directors or in the absence of such a committee, the Board of Directors.

    Pursuant to the ISO Plan, the Company may grant Incentive Stock Options as defined in ss. 422(b) of the Internal Revenue Code of 1986 and non-qualified stock options not intended to qualify under such section. The price at which the Company's common stock may be purchased upon exercise of Incentive Stock Options granted under the Plan will be required to be at least equal to the fair market value of the common stock on the date of grant. Non-qualified stock options may be at any price designated by the Committee on the date of grant. Options granted under the Plan may have maximum terms of not more than ten (10) Years and are not transferable except by will or the laws of descent and distribution. No Incentive Stock Options under the Plan may be granted to an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the common stock under such option is at least one hundred ten percent (110%) of the Fair Market Value of the shares issuable on exercise of the option at the date of grant and such option is not exercisable more than five
(5) years from the date of grant.

    Generally, options granted under the Plan terminate upon the grantee's employment or affiliation with the Company, but the Committee may authorize an expiration date of up to ninety (90) days following such termination. If termination was due to death or disability, the options expire one (1) year after such termination or the termination date set forth in the option, whichever is earlier. If termination is due to retirement the option expires ninety (90) days after termination or the termination date set forth in the option, whichever is earlier.

    If the Change of Control takes place, the Board may vote to immediately terminate all outstanding options or may vote to accelerate the expiration of options to the tenth day after the effective date of the Change of Control. If the Board votes to immediately terminate the options, it shall make a cash payment to the grantees equal to the difference between the exercise price and the Fair Market Value of the shares that would have been subject to the terminated option on the date of the Change of Control. A Change of Control of the Company is generally deemed to occur when any person becomes the beneficial owner of or acquires voting control with respect forty percent (40%) or more of the total voting shares of the Company, the Company is merged into any other company, or substantially all of its assets are acquired by another company, or three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, failed to be elected in a contested election of directors.

    Incentive Stock Options granted under the Plan are subject to the restriction of the aggregate Fair Market Value as of the date of grant of options which first become exercisable in any calendar year cannot exceed $100,000.

    The Plan provides for appropriate adjustments in the number and type of shares covered by the Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

    Until the closing of an underwritten public offering by the Company, pursuant to a registration statement filed and declared effective under the Securities Act of 1933 covering offer and sale of the Company's common stock for the account of the Company, the Company has the right of first refusal to acquire any shares which were acquired pursuant to the exercise of options under the Plan at the Fair Market Value on the date of the shareholder's notice to the Company and the Company shall have the right to repurchase any option shares following holder's termination of service or affiliation with the Company for any reason at the original exercise price of the option.

    No options have been issued under this plan.

NON-QUALIFIED STOCK OPTION PLAN.

    Pursuant to the Non-Qualified Stock Option Plan (the "Non-ISO Plan"), options to acquire a maximum of two percent (2%) of the total authorized shares of the Company may be granted to any person who performed services for the Company and its subsidiaries.

    Non-qualified stock options may be at any price designated by the Committee on the date of grant. Options granted under the Plan may have maximum terms of not more than ten (10) years and are not transferable except by will or the laws of descent in distribution.

    Generally, options granted under the Plan terminate thirty (30) days after termination of the grantee's employment or affiliation with the Company. If termination was due to death or disability, the options expire one (1) year after such termination or the termination date set forth in the option, whichever is earlier.

    Any conditions or restrictions on exercise lapse on a Change of Control unless otherwise set forth in the Option Agreement.

    The Plan is administered by a Stock Option Committee consisting of two or more non-employee directors or in the absence of such a committee, the Board of Directors.

    The Plan provides for appropriate adjustments in the number and type of shares covered by the Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

    Until the closing of an underwritten public offering by the Company, pursuant to a registration, filed and declared effective under the Securities Act of 1933 covering offer and sale of the Company's common stock for the account of the Company, the Company has the right of first refusal to acquire any shares which were acquired pursuant to the exercise of options under the Plan. At the Fair Market Value on the date of the shareholder's notice to the Company and the Company shall have the right to repurchase any option shares following holder's termination of service or affiliation with the Company for any reason at the original exercise price of the option.
   No options have been issued under this plan.
NON-PLAN STOCK INCENTIVES.

    In 1998, the Company issued 74,400 shares of its common stock to employees as incentive compensation. These shares vest at three years. There is no prorated vesting schedule. During 2001, 2000 and 1999 we issued an additional 390,000, 18,600 and 151,300 shares respectively to employees as incentive compensation. In this number Dean Girard was issued 50,000 shares in 2001.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    A shareholder, Brickell Equity Group received fees for services during 1999 consisting of 5,200 shares of the Company's common stock valued at $17,550 for investment services.

    The Company's Chairman, Nelson Locke owed the Company $20,700 (including accrued interest) under a note bearing 5% interest. Also, Mr. Locke bought a vehicle from the Company for $5,000, which was approximately the net book value at the time of the sale. Mr. Locke has since repaid the note.

   During 2000, the Company's president exchanged 1,000,000 shares of common stock (par value $1,000) for 1,000,000 shares of preferred stock (par value $1,000). In addition he converted $213,054 of loans he made to the Company to include deferred salary and items purchased for the Company with personal funds into 426,108 shares of preferred stock. In April 2000, the Board of Directors authorized the issuance of an option for the president to acquire 300,000 shares of common stock for $.50 per share under the same terms and conditions of the Form A stock option plan.

   A shareholder of AMSE formerly acted as financial advisor to the Company. In connection with his services, the shareholder received fees in 1999 consisting of $250,000 in cash and 170,600 shares of common stock, which were issued pursuant to the placement of the convertible debentures (see Note 5). During 1999, the shareholder also received fees consisting of $74,000 cash and 16,000 shares of common stock were issued pursuant to the acquisition of Capital Funding, and an additional $25,000 has been paid to this shareholder pursuant to the Jupiter acquisition.

    Two shareholders of the Company (the former owners of Capital Funding) each owed the Company $50,000 under promissory notes dated December 31, 1997. These notes bore interest at 6% per annum and the interest was payable annually on December 31st. These notes were due on January 1, 2004. During the year 2000 these notes and the related accrued interest were written off as uncollectible.

    The Company owes the Chairman, Nelson Locke $37,721.00 in deferred benefits, and other money that was loaned to the Company during the course of the last twelve months. There is no repayment schedule or interest provided for these funds.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of October 31, 2001, the beneficial Ownership of the Company's 13,643,460 outstanding shares of Common
Stock by (1) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (2) each director and executive officer of the Company; and (3) all directors and officers as a group.
                                   NUMBER OF
NAME                     COMMON SHARES     PERCENT(1)
----                    -------------     ----------------
Nelson A. Locke(2)(4)          3,142,192          20.4%

Cheryl D. Locke(2)(4)          3,142,192          12.4%

Charles M. Kluck(3)(4)         2,574,629          17.7%

Michael Buono(4)               1,273,179           8.7%

Thomas G. Sherman, Esq.(4)       185,000           1.4%

Dean J. Girard (4)                77,408            .6%

All officers and directors
as a group(6 persons)          6,102,408          48.8%
----------
(1) Based upon 13,643,460 shares outstanding as of October 31, 2001 and additional shares which may be acquired pursuant to options and conversion of preferred stock.

(2) Nelson A. Locke and Cheryl D. Locke own such shares as joint tenants.

(3) Includes 61,776 owned by his sister, Linda Kluck.

(4) Includes options to acquire shares under Form A Stock Option Plan as follows: Cheryl and Nelson Locke 300,000 shares, Charles Kluck 75,000 shares, Michael Buono 50,000 shares, Thomas Sherman 75,000 shares Dean Girard 10,000 shares.

(5) Includes Convertible Preferred shares as follows:
    Cheryl and Nelson Locke 1,426,458 shares, Charles Kluck 858,895 shares, Michael Buono 1,016,500.

      The following table sets forth, as of October 31, 2001, the beneficial Ownership of the Company's 5,034,669 outstanding shares of Preferred
Stock by (1) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (2) each director and executive officer of the Company; and (3) all directors and officers as a group.








                                   NUMBER OF
NAME                     PREFERRED SHARES     PERCENT(1)
----                    -------------     ----------------
Nelson A. Locke(2)            1,426,458          28.3%

Cheryl D. Locke(2)            1,426,458          28.3%

Charles M. Kluck(3)             858,895          26.0%

Michael Buono                 1,016,500          30.8%

Thomas G. Sherman, Esq           -0-              -0-%

Dean J. Girard                   -0-              -0-%

All officers and directors
 as a group (6 persons)       3,301,853          85.1%
----------
(1)  Based upon 5,034,669 shares outstanding as of October 31, 2001.

(2)  Nelson A. Locke and Cheryl D. Locke own such shares as joint tenants.

(3) Includes 138,224 owned by his sister, Linda Kluck.

DESCRIPTION OF SECURITIES

    Common Stock

    The Company is authorized to issue 25,000,000 shares of Common Stock, $.001 par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

    PREFERRED STOCK

    The Company is authorized to issue 10,000,000 shares of Preferred Stock With rights, preferences and limitations to be determined by the Board of Directors. As of October 31, 2001 4,468,003 shares of Preferred Class A Stock And 566,666 shares of Preferred Class C Stock have been issued.

Series A Convertible Preferred Stock

On October 24, 2000, the Board of Directors authorized the Series A Convertible Preferred Stock consisting of 3,500,000 shares, par value $0.001 per share, such series ranking superior to any other class or series of capital stock of the corporation. The Series A Convertible Preferred Stock is not entitled to receive any dividend. The shares are convertible into common stock on a one for one basis. Each holder of Series A stock shall be entitled to three times the number of votes as the common stock. During the year 2000, 1,000,000 Series A shares were issued to the Company's President in exchange for 1,000,000 shares of common stock, 426,108 Series A shares were issued to the President on a conversion of loans he made to the Company (including deferred salary), and 1,433,000 Series A shares were issued to the former owners of Jupiter Mortgage to finalize the purchase of that subsidiary.

Series B Convertible Preferred Stock

On October 24, 2000 the Board of Directors authorized the Series B Convertible Preferred Stock, consisting of 1,000,000 shares, par value $0.001 per share, such series ranking junior to the Series A Preferred. The Series B Convertible Preferred Stock is not entitled to receive any dividends. The shares are convertible into common stock on a one for one basis. This special series has no voting rights as preferred stock. Upon conversion into common stock the holders shall be entitled to vote. No shares of Series B Convertible Preferred Stock have been issued as of December 31, 2000.

Series C Convertible Preferred Stock

On October 24, 2000 the Board of Directors authorized the Series C Convertible Preferred Stock, consisting of 900,000 shares, par value $0.001 per share, such series ranking junior to the Series A and Series B Preferred. The Series C Convertible Preferred Stock is not entitled to receive any dividends. In the event of liquidation, the Series C stockholders are entitled to an amount per share equal to $.3281 and no more. The shares are convertible into common stock on a one for one basis. This series has no voting rights as preferred stock. Upon conversion into common stock, the holders shall be entitled to vote. During the year 2000, 400,000 Series C Preferred Stock were issued to the former owners of Capital Funding to finalize the purchase of that subsidiary

INDEMNIFICATION

    The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

    Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

    A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

INDEMNIFICATION AGAINST PUBLIC POLICY

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or person controlling the company, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PLAN OF DISTRIBUTION/SELLING SECURITY HOLDERS

Plan of distribution

    The shares offered hereby may be sold from time to time directly by the selling security holders. Alternatively, these selling security holders may from time to time offer the shares through underwriters, dealers or agents. The distribution of the shares by the selling security holders may be effected in one or more transactions that may take place on the over-the-counter market, including:

o   ordinary broker's transactions,

o   privately-negotiated transactions or

o through sales to one or more broker-dealers for resale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales of shares. The shares offered by the selling security holders may be sold by one or more Of the following methods, without limitations:

o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

o face-to-face transactions between sellers and purchasers without a broker-dealer.

    In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and intermediaries through whom such shares are sold will be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to the shares offered, and any profits realized or commissions received will be deemed underwriting compensation.

    At the time a particular offer of shares is made by or on behalf of a selling security holder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the selling security holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

    Except as indicated below, none of the selling security holders having any affiliation with the Company other than as security holders:


                            NUMBER OF SHARES
                            AND WARRANTS               NUMBER OF SHARES
                            BENEFICIALLY OWNED PRIOR  BEING OFFERED FOR SELLING
SELLING SHAREHOLDER         TO THE OFFERING           SHAREHOLDERS ACCOUNT
-------------------                    ----------     -------------------------

JJ&T L.L.C.            (1)    500,000                   5,500,000
First Montauk Securities
 Corp                  (2)     62,500                      62,500
Ernest Pelligrino      (2)    187,500                     187,500
The Investor Online    (3)    500,000                   1,250,000

---------               ---------
Total                       1,250,000                   7,000,000
=========               =========

1)     Pursuant to the private equity credit agreement executed on November 16,
2001.     We may sell up to $15,000,000 of our common stock to JJ&T L.L.C.
Includes warrants to purchase 500,000 shares.

2) For services as placement agent for the above equity credit agreement, First Montauk Securities has been issued warrants to purchase 250,000 shares of the Company's common Stock.

3) Pursuant to a contract executed on October 31, 2001, The Investor Online will be providing investor reports and distribution for a period of one year ending October 2002.

REGULATION M

    We have informed the selling security holders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of our common stock or any right to purchase our common stock for a period of one business day before and after completion of its participation in the distribution.

    During any distribution period, Regulation M prohibits the selling security holders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No person may effect any stabilizing transaction to facilitate any offering at the market.

    JJ&T L.L.C. and First Montauk Securities Corp. may be entitled, under agreements entered into with us, to indemnification against liabilities under the Securities Act, the Securities Exchange Act and otherwise.




LEGAL MATTERS

    The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein, Esq., P.A., Miami, Florida.


EXPERTS

The consolidated balance sheet of America's Senior Financial Services, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year then ended included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of America's Senior Financial Services, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year then ended included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Holyfield and Thomas, L.L.C., independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to the Company and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the commission in Washington D.C.

Copies of such material can be obtained from the Public Reference
Section of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at:
http://www.sec.gov.












CONTENTS




          Page

INDEPENDENT AUDITORS' REPORT                                  F-1 & F-1a


FINANCIAL STATEMENTS

     Consolidated Balance Sheets                                    F-2

     Consolidated Statements of Operations                          F-3

     Consolidated Statements of Cash Flows                          F-4

     Consolidated Statements of Changes in Stockholders' Equity     F-5


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     F-6-F-28


2001 THIRD QUARTER Q                                          F-29-F-36


































INDEPENDENT AUDITORS' REPORT

To the Board of Directors
   and Stockholders of
America's Senior Financial Services, Inc.

We have audited the accompanying consolidated balance sheet of America's Senior Financial Services, Inc. subsidiaries (collectively the "Company") as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of America's Senior Financial Services, Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's accumulated deficit and its loss from operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Holyfield and Thomas, L.L.C.
West Palm Beach, Florida
March 16, 2001










     F-1


INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
America's Senior Financial Services, Inc.

We have audited the accompanying consolidated balance sheet of America's Senior Financial Services, Inc. and subsidiaries (collectively, the "Company") as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of America's Senior Financial Services, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's accumulated deficit and its loss from operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
March 31, 2000








     F-1a

America's Senior Financial Services
Consolidated Balance Sheet


As of December 31,                                       2000        1999

ASSETS

Current assets
    Cash and cash equivalents                    $  463,079   $   402,373
    Brokerage fees receivable                       289,891       214,604
    Employee advances                                 1,300       175,714
    Mortgage loans held for sale                  3,976,845     2,389,162
    Due from shareholder                               0           20,734
    Prepaid expenses                                346,561        56,851
    Other current assets                               -           72,302
         Total current assets                     5,077,676     3,331,740

Property and equipment, net                         368,558       442,897

Other assets
    Goodwill, net                                 4,838,953     5,096,841
    Due from related parties                         -            112,000
    Notes receivable                                250,000       250,000
    Other assets                                     73,585       561,536
          Total other assets                      5,162,538     6,020,377

             Total                             $ 10,608,772   $ 9,795,014

LIABILITIES

Current liabilities
  Current portion of capital lease obligations  $    44,471    $   24,934
 Lines of credit                                    149,091       366,298
 Warehouse lines of credit                        3,961,286     2,639,192
 Accounts payable                                   648,415       394,752
 Accrued expenses                                 1,026,085       447,925
   Total current liabilities                      5,829,348     3,873,101

Capital lease obligations, less current portion      32,600        56,834

Long-term debt, convertible debentures            1,136,000     1,750,000

Commitments and contingencies:

STOCKHOLDERS' EQUITY
 Preferred stock:
    Series A Convertible, $0.001 par value;
       5,000,000 shares authorized, 3,718,003
       shares issued and outstanding in 2000          3,718           -
    Series B Convertible, $0.001 par value;
       1,000,000 shares authorized, none issued         -             -
    Series C Convertible, $0.001 par value;
       900,000 shares authorized, 400,000
       shares issued and outstanding in 2000            400           -
Common stock, $0.001 par value;
       25,000,000 shares authorized, shares
       issued and outstanding, 9,406,326
       in 2000 and 7,690,262 in 1999                  9,406         7,690
Additional paid-in capital                       14,086,285    12,498,553
Retained earnings (deficit)                     (10,395,979)  (8,219,283)
Unearned compensation-restricted stock              (93,006)    (171,881)

       Total stockholders' equity                 3,610,824     4,115,079

       Total                                   $ 10,608,772   $ 9,795,014

See Notes to Financial Statements

     F-2












































America's Senior Financial Services
Consolidated Statement of Operations

For the years ended December 31,                  2000                  1999

Revenues                                      $ 6,559,976        $ 4,723,697

Expenses

   Payroll and related expense                  5,149,098          4,024,889
   Administrative, processing, and occupancy    3,244,752          2,996,515
   Debenture financing costs                        -0-            1,491,628
   Goodwill amortization                          257,888            194,163
   Impairment charges                               -0-            3,259,311

           Total expenses                       8,651,738         11,966,506

           Loss from operations                (2,091,762)       (7,242,809)

Other

   Interest income                                 (7,160)          (34,873)
   Interest expense                                92,094            553,904

           Total other, net                        84,934            519,031

           Loss before income taxes            (2,176,696)       (7,761,840)

Provision for income taxes                     __________         __________

           Net loss                          $ (2,176,696)     $ (7,761,840)

Loss per common share:

   Basic                                     $     (0.237)     $     (1.123)

   Diluted                                   $     (0.237)     $     (1.123)

   Weighted average common shares outstanding   9,166,000          6,909,245















See Notes to Financial Statements

               F-3
America's Senior Financial Services
Consolidated Statement of Cash Flows

For the years ended December 31,                     2000                  1999

Cash flows from operating activities
  Net loss                                       $ (2,176,696)    $ (7,761,840)
Adjustments to reconcile net loss to net cash
  used in operating activities
   Depreciation and amortization                      341,544          304,385
   Impairment charges                                                3,259,311
   Loss on abandoned assets                             3,838           66,514
   Other                                               91,474           41,822
   Common stock issued for services                   504,202           17,550
   Common stock issued for debenture
     financing costs                                   62,002        1,211,628
   Beneficial conversion feature of
     convertible debentures                                            441,176
   Changes in certain assets and liabilities,
     net of amounts from acquisitions
        Brokerage fee receivable                      (75,287)        (104,223)
        Employee advances                             174,414          (96,470)
        Prepaid expenses                             (289,710)         (10,152)
        Other current assets and liabilities, net      93,036          (27,127)
        Accounts payable and accrued expenses         831,823          331,540

          Net cash used in operating activities      (439,360)      (2,325,886)

Cash flows from investing activities
   Purchase of property and equipment                 (13,155)        (114,417)
   Acquisition expenditures, net of cash acquired                     (782,970)
   Increase in mortgage loans                      (1,587,683)      (2,389,162)
   Changes in other assets                            599,951         (477,889)

          Net cash used in investing activities    (1,000,887)      (3,764,438)

Cash flows from financing activities
   Proceeds from issuance of common stock, net        187,709        1,195,667
   Proceeds from issuance of convertible debentures                  2,231,220
   Other capital contributions                        213,054           55,107
   Net borrowings under lines of credit             1,104,887        2,844,188
   Payments on capital lease obligations               (4,697)         (31,097)
   Change in due from shareholder                    _________           1,884

        Net cash provided by financing activities   1,500,953        6,296,969

        Net increase in cash and cash equivalents      60,706          206,645

   Cash and cash equivalents, beginning of year       402,373          195,728

   Cash and cash equivalents, end of year         $   463,079      $   402,373

   Supplemental disclosures of cash flow information

        Interest paid in cash during the period   $    34,099      $    79,887

        Income taxes paid in cash during the period $    none      $     2,940

See Notes to Financial Statements
                                                  F-4



America's Senior Financial Services
Consolidated Statement of Changes in Stockholders Equity

For the years ended December 31, 2000 and 1999
                                  PREFERRED     COMMON      PREFERRED COMMON
                                  STOCK         STOCK       STOCK AT  STOCK AT
                                  # OF SHARES   # OF SHARES PAR VALUE PAR VALUE

STOCKHOLDERS' EQUITY, January 1, 1999            5,898,867  $           $5,899
Stock issued pursuant to the
     Capital Funding acquisition                   221,664                 222
Stock issued pursuant to the Jupiter acquisition   360,750                 361
Stock issued for debenture financing costs         185,500                 186
Beneficial conversion feature of convertible
     Debentures
Restricted stock issued to employees,
     net of stock earned                           151,300                 151
Issuances of common stock for cash,
     net of expenses                               698,721                 699
Stock issued pursuant to debenture conversions     152,260                 152
Stock issued for services                           21,200                  20
Other capital contributions                           -                     -
Net loss for the year ended December 31, 1999         -                     -

STOCKHOLDERS' EQUITY, December 31, 1999          7,690,262               7,690

Stock issued pursuant to debenture conversions     398,497                 398
Issuances of common stock for cash,
net of expenses                                    323,719                 324
Stock issued for services                        1,881,248               1,881
Restricted stock issued to employees,
     net of stock earned                            12,600                  13
Conversion of common stock to
preferred stock                   1,000,000     (1,000,000)  1,000      (1,000)
Conversion of debt to preferred stoc426,108                    426
Stock issued for acquisitions     2,691,895        100,000   2,692         100
Net loss for the year ended December 31, 2000

STOCKHOLDERS' EQUITY,
December 31, 2000                 4,118,003      9,406,326  $4,118      $9,406



                                 ADDITIONAL                               TOTAL
                                 PAID-IN     RESTRICTED             STOCKHOLDER
                                 CAPITAL     STOCK          DEFICIT      EQUITY

STOCKHOLDERS' EQUITY,
January 1, 1999                 $ 4,584,932 $  (67,067) $ ( 457,443)$4,066,321
Stock issued pursuant to the
     Capital Funding acquisition  1,551,426                          1,551,648
Stock issued pursuant to the
Jupiter acquisition               2,499,639                          2,500,000
Stock issued for debenture
financing costs                   1,211,442                          1,211,628
Beneficial conversion feature of
Convertible debentures              441,176                            441,176
Restricted stock issued to
employees,net of stock earned       151,149   (104,814)                 46,486
Issuances of common stock for
cash, net of expenses             1,194,968                          1,195,667
Stock issued pursuant to debenture
conversions                         751,184                            751,336
Stock issued for services            57,530                             57,550
Other capital contributions          55,107                             55,107
Net loss for the year ended
December 31, 1999                                      ( 7,761,840) (7,761,840)

STOCKHOLDERS' EQUITY,
December 31, 1999                12,498,553   (171,881)( 8,219,283) 4,115,079

Stock issued pursuant to
debenture conversions               675,602                           676,000
Issuances of common stock for cash,
net of expenses                    187,386                            187,710
Stock issued for services          477,221                            479,102
Restricted stock issued to
employees,net of stock earned       12,587      78,875                 91,475
Conversion of common stock to preferred stock
Conversion of debt to
    preferred stock                212,628                            213,054
Stock issued for acquisitions       22,308                             25,100
Net loss for the year ended
December 31, 2000                                      ( 2,176,696) (2,176,696)

STOCKHOLDERS' EQUITY,
December 31, 2000               14,086,285     (93,006)(10,395,979)$3,610,824




See Notes to Financial Statements

     F-5














America's Senior Financial Services
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2000 and 1999

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

     America's Senior Financial Services, Inc. ("AMSE") was incorporated on February 26, 1990. On July 31, 1998, AMSE acquired Dow Guarantee Corp. ("DOW"), on January 29, 1999, AMSE acquired Capital Funding of South Florida, Inc. ("Capital
Funding") and on August 18, 1999, AMSE acquired Jupiter Mortgage
     Corp. ("Jupiter"). On September 30, 1999, Capital Funding and Jupiter were merged and Jupiter was the surviving corporation.
AMSE and its subsidiaries are collectively referred to as "the Company". All significant intercompany balances and transactions are eliminated in consolidation.

     The Company is engaged in originating, processing, and concurrently funding mortgage loans. In addition to providing traditional (or forward) mortgage loan services, the Company also arranges reverse mortgages specifically developed to serve the special needs of the senior citizen community, and has generated a substantial portion of the reverse mortgages
originated in Florida.     The Company sells its closed loans to
investors for resale into the secondary market.


     Going Concern

The Company's consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred losses of $2,176,696 and $7,761,840 in 2000 and 1999, respectively, and has an accumulated deficit of $10,395,979 at December 31, 2000. In management's opinion, the operating deficit (which is largely confined to AMSE corporate activities) is largely the result of the monies the Company has expended in the execution of its aggressive acquisition strategy.

In 1999, the Company completed two acquisitions causing gross loan originations to increase from under $150 million dollars to almost $300 million dollars. In the process the Company invested the capital necessary to complete due diligence and prepare the appropriate documents to complete other strategic acquisitions that will again increase the Company's proforma gross loan origination to a level approaching $1.5 billion dollars. Management is presently waiting for final commitments on the funding necessary to close the additional acquisitions. Should such a closing occur, management believes that the




                                                       F-7
1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Company should operate profitably and the Company's balance sheet would be favorably affected.
Historically, the Company has been funding its deficit primarily through investor capital and has yet to generate profits from its primary operating activities. Management recognizes that the Company must generate additional resources and attain profitable operations to enable it to continue in business. Management's growth plan estimated that given certain events the Company could achieve critical mass in the year 2001. Since January 2001, management has taken certain steps to reduce central office overhead and to increase loan origination revenue system wide.

The Company expects to achieve profitability in 2001 by accelerating revenue growth in excess of its expense growth.
The operating and administrative infrastructure to manage the growth of the Company is currently in place. Management plans to increase marketing of its mortgage products in the marketplace. The marketing efforts of the Company are dependent upon its ability to fund such efforts; however, there can be no assurance that the Company will reach profitability without accessing additional capital resources. Management intends to generate the necessary capital to operate for the next twelve months by selling common and preferred shares to qualified investors in private placements, and completing certain short term borrowings. There are no assurances that the Company will be able to raise the required capital through the sale of debt or equity securities or have access to other sources of capital on terms that are acceptable.

In summary, the realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company's raising additional equity capital and ultimately reaching profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of the events discussed above not occur, the accompanying consolidated financial statements could be materially affected.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.





                                                       F-8


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition and Credit Risks

     The Company, as a licensed mortgage company, derives its revenues primarily from mortgage application fees paid by potential borrowers, by brokerage and processing fees, and service release premiums payable by the borrower and others at the time of closing. The brokerage and processing fees are recognized as revenue at the time the loans are closed.

The Company operates in the mortgage banking industry;
therefore, it is highly dependent on the status of the economy and interest rates.


Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, typically seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred.


Intangible Assets

The excess of investment cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over a period of 20 years. The goodwill arose from the acquisitions of Dow, Capital Funding, and Jupiter. Amortization of goodwill for the years ended December 31, 2000 and 1999 were approximately $257,888 and $194,163, respectively.

As a consequence of downturns in the mortgage industry in 1999 and the interest rate increases that occurred during 1999, Dow and Capital Funding operated at cumulative losses since their dates of acquisition. During 1999, an impairment review of these subsidiaries was initiated, pursuant to SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This review determined that the subsidiaries' estimated future non-discounted cash flows were below its carrying value as a long-lived asset. Accordingly, the Company has recorded impairment charges in 1999 to adjust the carrying value of the goodwill. The adjustments reduced the recorded value of the goodwill by approximately $3,259,300. Management believes that the fair value of the remaining assets approximates the amounts to which it was written down.





                                                       F-9


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Advertising

The costs of advertising, promotion and marketing programs are generally charges to operations in the year incurred. Significant funds were spent in 1999 to launch a nationwide direct mail campaign to market reverse mortgages, and the Company invested advertising money to attract loan correspondents. Total advertising expense was approximately $66,386 and $392,500 for the years ended December 31, 2000 and 1999, respectively.


Income Taxes

The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109 (SFASS No.
109), "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
State minimum taxes are expensed as paid.


Net Loss Per Common Share

The Company has adopted SFAS No. 128, "Earnings Per Share."
SFAS 128 requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as the income or loss available to stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants as previously prescribed by Accounting Principles Board Opinion No. 15, "Earnings Per Share." The effect of common shares issuable under the terms of the Company's preferred stock outstanding are excluded from the calculation of diluted EPS since the effect is antidilutive. The adoption of SFAS 128 did not have an impact on the Company's reported results.





                                                            F-10
1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock Based Compensation

In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation plans at fair value. The Company has chosen, in accordance with the provision of SFAS No. 123, to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued Employees" (APB 25) for its stock plans. Under APB 25, if the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense. SFAS No. 123 will be adopted for disclosure only and will not impact the Company's financial position, annual operating results, or cash flows.

For transactions with other than employees in which services were performed in exchange for stock, the transaction were recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever was more readily measurable.


Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less.
The Company occasionally maintains cash balances in financial institutions in excess of the federally insured limits.


     Reclassifications

Certain amounts from the 1999 financial statements have been reclassified to conform to the 2000 presentation.


Fair Value of Financial Instruments

Cash, receivables, mortgage loans held for sale, accounts payable and accrued expenses are reflected in the financial statements at fair value due to the short-term nature of these instruments. The fair value of the Company's obligations under credit agreements, as disclosed in Note 3, are the same as the recorded amounts because the rates and terms approximate current market.

New Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Among other provisions, it requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains and losses resulting from changes in the fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The effective date of this standard was delayed via the issuance of SFAS No. 137. The effective date for SFAS No. 133 is now for fiscal years beginning after June 15, 2000, though earlier adoption is encouraged and retroactive application is prohibited. The Company does not expect the adoption of this standard to have a material impact on results of operations, financial position or cash flows.


 Statement of Comprehensive Income

 A statement of comprehensive income has not been included, per SFAS No. 130, "Reporting Comprehensive Income," as the Company has no items of other comprehensive income.


Segment Information

The Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," effective January 1, 1999. SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual and interim financial reports to shareholders. It also establishes standards for related disclosers about an enterprise's business segments, products, services, geographic areas and major customers. The Company operates its business as a single segment. As a result, no additional disclosure was required.

2.      PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:

                                               2000          1999

          Office equipment                  $ 355,463     $ 345,802
          Furniture and fixtures              244,314       249,186
          Leasehold improvements               52,890        92,226
          Vehicles                             47,098       104,562

               Total cost                     679,765       791,776
          Less accumulated depreciation      (311,207)     (348,879)


          Property and equipment, net       $ 368,558     $ 442,897


Depreciation expense for the years ended December 31, 2000 and 1999 was approximately $83,656 and $110,200, respectively.


3.     CREDIT AGREEMENTS

     Lines of Credit

The Company maintains several lines of credit with different financial institutions. Interest rates vary, and include prime, prime plus 3%, and a flat 11% per annum. As of December 31, 2000 and 1999, the total amounts outstanding under these lines of credit was approximately $149,000 and $366,000, respectively.


Mortgage Warehouse Agreements

The Company maintains two mortgage warehouse facilities with separate financial institutions to assist the Company in originating and closing mortgages. The Company is liable under these agreements only if defaults occur during a mortgage closing process. As of December 31, 2000, there was approximately $3,961,000 outstanding under one facility and the second facility was unused. As of December 31, 1999, there was approximately $2,639,000 outstanding under one facility and the second facility was unused. Interest paid during 2000 and 1999 for borrowings under these two facilities totaled approximately $86,000 and $121,900, respectively, and was netted against interest revenues.

4.     CAPITAL LEASE OBLIGATIONS AND LONG-TERM DEBT

In 1999, the Company acquired certain office equipment under the provisions of various long-term leases and has capitalized the minimum lease payments. The leases have terms from three to four years and are due to expire at various times through 2002 and 2003. As of December 31, 2000 and 1999, the leased property and equipment had a recorded cost of $112,556 and is being depreciated along with other property and equipment (see Note 2)

Future minimum lease payments under the capital lease and the net present value of these future minimum lease payments subsequent to December 2000 are as follows:

          Future minimum lease payments             $119,550
          Less: Amount representing interest         (42,421)

          Present value of minimum lease payments     77,071

          Less: Current portion                      (44,471)

          Long-term capital lease obligation       $  32,600

Future minimum lease payments subsequent to December 31, 2000 are as follows: $44,471 in 2001, $15,100 in 2002, $17,500 in
2003.

5.     LONG-TERM DEBT, CONVERTIBLE DEBENTURES

On May 6, 1999, the Company entered into a Securities Purchase Agreement, pursuant to which the Company issued $2,500,000 of 3% convertible debentures, which are due May 6, 2002, and common stock purchase warrants for 34,383 shares at $8.70 per share, which expire May 31, 2004. The Securities Purchase Agreement, among other terms, allows the Company to require the buyer to purchase additional convertible debentures up to $7,500,000, as long as AMSE's stock price remains above $5.75 per share. The holder of the convertible debentures may take the interest in either cash or common stock of the Company.
The debentures are convertible into common stock at the option of the holder.
The conversion price is the lower of (a) $8.70 per share, or (b) 85% of the average closing bid price for the Company's common stock for any five of the past 20 trading days ending immediately before the conversion.

At the time the Company entered into this agreement, the debentures were available for conversion at $6.16 per share. Under the accounting rule known as Emerging Issues Task Force
(EITF) Topic D-60, this beneficial conversion feature increases the effective interest rate of the debenture, and as a result, $441,176 has been charged to interest expense in 1999. In connection with the placement of this convertible debenture, the Company issued 185,548 shares of common stock and paid approximately $268,800 in fees to consultants and placement agents, which resulted in additional costs recognized of approximately $1,491,600 in 1999.

In October 1999, the debenture holder converted $750,000 of the principal of the debenture into 152,260 shares of the Company's common stock. Interest expense associated with the conversion was approximately $1,300 and was paid by the issuance of shares of common stock.

In October 1999, the Company accrued a $45,000 penalty due to the debenture holder. Such penalty was the result of the Company not filing an active registration statement within 120 days of the debenture issue date per the terms of the Securities Purchase Agreement dated May 6, 1999. This amount is included in accounts payable at December 31, 1999, and it was paid in January 2000 by the issuance of 21,019 shares of common stock.

During the year 2000 an additional $614,000 of the principal of the debenture was converted by the debenture holder into 368,671 shares of Company common stock.

6.     INCOME TAXES

     A summary of income taxes for the years ended December 31st, are as follows:
                                              2000                1999
          Currently payable
          Federal                       $       -            $      -
          State                                 -                   -
     Deferred tax benefit                   669,850             1,220,180
          Income tax benefit                669,850             1,220,180
     Valuation allowance                   (669,850)           (1,220,180)

          Net income tax provision             -                    -


Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to net deferred income tax assets at December 31, 2000 and 1999 relate to the following:

                                                2000            1999

     Net operating loss carryforward       $  1,696,240     $ 1,030,740
     Restricted stock awards                     16,170          19,900
     Financing costs                               -            284,200
     Valuation allowance                     (1,712,410)     (1,334,840)

     Net deferred income tax asset         $       -         $     -
                              F-15


6.     INCOME TAXES (continued)


There are no significant deferred tax liabilities. The Company has used a combined estimated federal and state tax rate of approximately 35% for all deferred tax computations. The tax benefit prior to the allowance differs from the Federal statutory rate of 34% because of non-deductible expenses (primarily resulting from the goodwill amortization and impairment charges) and the effect of state income taxes.

The Company has recorded a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets that may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation future taxable income during the periods in which temporary differences and/or carryforward losses become deductible.

The Company has available tax net operating loss carryovers ("NOLS") as of December 31, 2000 of approximately $5,650,000. The NOLs will begin to expire in the year 2013. Certain provisions of the tax law may limit the net operating loss carryforwards available for use in any given year in the event of a significant change in ownership interest. There have been significant changes in stock ownership; however, management believes that an ownership change has not yet occurred which would cause the net operating loss carryover to be significantly limited.

7.     RELATED PARTY TRANSACTIONS

     Notes Receivable

Two shareholders of the Company (the former owners of Capital Funding) each owed the Company $50,000 under promissory notes dated December 31, 1997. These notes bore interest at 6% per annum and the interest was payable annually on December 31st. These notes were due on January 1, 2004. During the year 2000 these notes and the related accrued interest were written off as uncollectible.

     Fees for Service

A shareholder of AMSE formerly acted as financial advisor to the Company. In connection with his services, the shareholder received fees in 1999 consisting of $250,000 in cash and 170,600 shares of common stock, which were issued pursuant to the placement of the convertible debentures (see Note 5). During 1999, the shareholder also received fees consisting of $74,000 cash and 16,000 shares of common stock were issued pursuant to the acquisition of Capital Funding, and an additional $25,000 has been paid to this shareholder pursuant to the Jupiter acquisition.

     Other

7During 2000, the Company's president exchanged 1,000,000 shares of Common Stock (par value $1,000) for 1,000,000 shares of Preferred Stock (par value $1,000). In addition, he converted $213,054 of loans he made to the Company to include deferred salary and items purchased for the Company with personal funds into 426,108 shares of Preferred Stock. In April 2000, the Board of Directors authorized the issuance of an option for the President to acquire 300,000 shares of common stock for $.50 per share under the terms and conditions of the Form A Stock Option Plan (See note 9).

During 1999, the Company's president purchased a vehicle for $5,000, which was approximately net book value at the time of sale. At December 31, 1999, the Company's president owed the Company approximately $20,700 (including accrued interest) under notes bearing interest at 5%.

8.     ACQUISITION ACTIVITIES

     Capital Funding

On January 29, 1999, AMSE completed the acquisition of Capital Funding in a tax-free stock exchange. Management of AMSE placed a value of $1,551,648 on the 221,664 shares of common stock issued to the shareholders of Capital Funding, a valuation that was based on the common stock's trading level during the time the acquisition was completed. In addition to the shares of stock issued, AMSE also paid $300,000 in cash to the sellers, incurred costs of approximately $163,800 (including 16,000 shares issued to AMSE's investment banker) and assumed liabilities of approximately $120,000. The cost of the acquisition was allocated to the assets using the purchase accounting method approximately as follows:

     Depreciable tangible property and equipment     $      78,000
     Receivables and other current assets, net             108,500
     Other assets                                           67,000
     Total liabilities                                    (160,000)
     Goodwill                                            1,922,000

          Total                                        $ 2,015,500

As a result, Capital Funding became a wholly owned subsidiary of AMSE on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition. The acquisition agreement with Capital Funding also contains an aggregate value guarantee; see Note 9.

Jupiter

On August 18,1999, AMSE completed the acquisition of Jupiter in a tax-free stock exchange. Management of AMSE placed a value of $2,500,000 on the 360,750 shares of common stock issued the shareholders of Jupiter, a valuation that was based on the common stock's trading level during the time the acquisition was completed. In addition to the shares of stock issued AMSE also paid $500,000 in cash to the sellers, incurred costs of approximately $151,300 and assumed liabilities of approximately $349,300. The cost of the acquisition was allocated to the assets using the purchase accounting method approximately as follows:

     Depreciable tangible property and equipment          $   125,100
     Receivables and other current assets, net                 82,790
     Other assets                                              12,000
     Total liabilities                                       (349,300)
     Goodwill                                               3,280,710

          Total                                           $ 3,151,300

As a result, Jupiter became a wholly owned subsidiary of AMSE on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition. The acquisition agreement with Jupiter also contains an aggregate value guarantee; see Note 9.

     Merger of Capital Funding into Jupiter

On September 30, 1999, AMSE, pursuant to a merger agreement, transferred its ownership interest in Capital Funding to Jupiter and Jupiter became the sole surviving entity. Since no change in the ultimate ownership of the merged entities occurred, this transfer was recorded at historical cost in a manner similar to a pooling of interests.

     Pro Forma Financial Information

The following pro forma summary presents the results of operations as if the Capital Funding and Jupiter acquisitions had occurred at January 1, 1999, after giving effect to certain adjustments, including amortization of goodwill. These pro forma results have been prepared for illustrative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of those dates, or results of which may occur in the future.

                                              1999 Consolidated
                                            Pro forma (12 months)
                                        AMSE, Capital Funding and Jupiter
                                                   (Unaudited)

     Revenues                                    $    6,554,000
     Goodwill and impairment charges                 (3,626,000)
     Other expenses                                 (10,535,000)

          Loss from operations                       (7,607,000)
     Interest expense, net                             (519,000)

          Net loss                               $   (8,126,000)


9.     STOCKHOLDER'S EQUITY

     Common Stock

The Company has authorized 25,000,000 shares of $0.001 par value Common Stock (the "Common Stock"). The holders of the Common Stock are entitled to one vote per share and have non-cumulative voting rights. The holders are also entitled to receive dividends when, as, and if declared by the Board of Directors. Additionally, the holders of the Common Stock do not have any preemptive right to subscribe for, or purchase, any shares of any class of stock.

     Preferred Stock

On March 23, 1999, the Company amended its Articles of Incorporation to authorize up to 10,000,000 shares of $0.001 par value Preferred Stock (the "Preferred Stock"). The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the related rights, preferences and limitations of each series. Specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision, (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restriction, if any, upon the payment of dividends on commons stock; (g) restrictions, if any, upon the creation of indebtness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the state of Florida.

Series A Convertible Preferred Stock

On October 24, 2000, the Board of Directors authorized the Series A Convertible Preferred Stock consisting of 8,100,000 shares, par value $0.001 per share, such series ranking superior to any other class or series of capital stock of the corporation. The Series A Convertible Preferred Stock is not entitled to receive any dividend. The shares are convertible into common stock on a one for one basis. Each holder of Series A stock shall be entitled to three times the number of votes as the common stock. During the year 2000, 1,000,000 Series A shares were issued to the Company's President in exchange for 1,000,000 shares of common stock, 426,108 Series A shares were issued to the President on a conversion of loans he made to the Company (including deferred salary), 1,433,000 Series A shares were issued to the former owners of Jupiter Mortgage to finalize the purchase of that subsidiary, and 858,895 Series A shares were issued to the former owners of Dow Guarantee Corp.

Series B Convertible Preferred Stock

On October 24, 2000 the Board of Directors authorized the Series B Convertible Preferred Stock, consisting of 1,000,000 shares, par value $0.001 per share, such series ranking junior to the Series A Preferred. The Series B Convertible Preferred Stock is not entitled to receive any dividends. The shares are convertible into common stock on a one for one basis. This special series has no voting rights as preferred stock. Upon conversion into common stock the holders shall be entitled to vote. No shares of Series B Convertible Preferred Stock have been issued as of December 31, 2000.

Series C Convertible Preferred Stock

On October 24, 2000 the Board of Directors authorized the Series C Convertible Preferred Stock, consisting of 900,000 shares, par value $0.001 per share, such series ranking junior to the Series A and Series B Preferred. The Series C Convertible Preferred Stock is not entitled to receive any dividends. In the event of liquidation, the Series C stockholders are entitled to an amount per share equal to $.3281 and no more. The shares are convertible into common stock on a one for one basis. This series has no voting rights as preferred stock. Upon conversion into common stock, the holders shall be entitled to vote.
During the year 2000, 400,000 Series C Preferred Stock were issued to the former owners of Capital Funding to finalize the purchase of that subsidiary.

Dow Guarantee Acquisition

In conjunction with the acquisition of Dow in July 1998, the Company agreed to an aggregate value guarantee for the 550,000 shares of the Company's common stock issued in that transaction. If, at such time a registration statement has been declared effective by the U.S. Securities and Exchange Commission (the initial measurement date) and the value of the shares at the date is not at least $2,750,000, then the Company shall issue additional shares so that the total shares received by the former Dow shareholders multiplied by the then fair market value (as defined) equals $2,750,000. There is also an additional measurement date if an underwriter of a public offering of the Company's stock imposes a lock-up on the stock issued to the former Dow shareholders; this date is one year after the expiration of the lock-up period, and the adjustment formula is similar to the initial formula. The Company issued 858,895 shares of Series A Preferred Stock pursuant to this provision during 2000.

Capital Funding Acquisition

In conjunction with the acquisition of Capital Funding on January 29, 1999, the Company agreed to an aggregate value guarantee for the 221,664 shares of the Company's common stock issued in that transaction. If the value of the shares issued in the acquisition are not at least $6.42 per share on January 29, 2000, the Company must issue additional shares so that the total shares received multiplied by the then market value (as defined) equals this guaranteed amount.
As of January 29, 2000, the first year anniversary of this transaction the value of the shares issued in the acquisition were less than $6.42 per share. The Company issued 400,000 shares of Series A Preferred Stock pursuant to this provision during 2000.

     Jupiter Mortgage Acquisition

In conjunction with the acquisition of Jupiter on August 18, 1999, the Company agreed to an aggregate value guarantee for the 360,750 shares of the Company's common stock issued in that transaction. If the value of the shares issued in the acquisition are not at least $7.00 per share at the first anniversary of the transaction, i.e. August 2000, the Company must issue additional shares so that the total shares received multiplied by the then market value (as defined) equals this guaranteed amount. The Company issued 1,433,000 shares of Series A Preferred Stock pursuant to this provision during 2000.

Vistra Growth Partners, Inc.

In February 2000, AMSE entered into a termination agreement with its former financial advisor, Vistra Growth Partners, Inc.; and Louis Weltman. The number of shares potentially to be issued (1,092,857 shares) was determined based on Vistra's efforts and services prior to the termination and were to be earned upon the closing of certain open matters. None of these matters closed, therefore, management believes that all of these shares will not be issued.


     Stock Purchase Agreement, Debentures, and Warrants

As described in Note 5, the Company entered into a Securities Purchase Agreement, pursuant to which the Company issued $2,500,000 of 3% convertible debentures, which are due on May 6, 2002, and common stock purchase warrants for 34,383 shares at $8.70 per share, which expire on May 31, 2004. Warrants were also issued to placement agents involved in this transaction in the aggregate of 17,241 warrants with an exercise price of $8.70 and an expiration date of May 31, 2004. The Securities Purchase Agreement, among other terms, allows the Company to require the buyer to purchase additional convertible debentures up to $7,500,000, as long as AMSE's stock price remains above $5.75 per share. The holder of the debentures may take the interest in either cash or Company common stock. The debentures are convertible into common stock at the option of the holder. The conversion price is the lower of (a) $8.70 per share, or (b) 85% of the average closing bid price for the common stock for five of the past 20 trading days ending immediately before the conversion. In connection with the placement of this convertible debenture, the Company issued 185,548 shares of common stock and paid $268,800 in fees to consultants and placement agents, which resulted in additional costs recognized of approximately $1,491,600 in 1999

In October 1999, the debenture holder converted $750,000 of the principal of the debenture into 152,260 shares of the Company's common stock. Interest expense associated with the conversion was approximately $1,300 and was paid by the issuance of shares of common stock.

During the year 2000, an additional $614,000 of the principal of the debenture was converted by the debenture holder into 368,671 shares of the Company common stock.

     Restricted Stock Awards

During 2000 and 1999, a total of 12,600 and 151,300 restricted shares of the Company's common stock were granted to certain employees with a market value of $12,600 and $151,300, respectively. These amounts were recorded as unearned compensation, restricted stock and are shown as a separate component of stockholder's equity. Unearned compensation is being amortized to expense over the three-year vesting period and, net of forfeitures, amounted to $91,415 and $46,486 in 2000 and 1999, respectively.

     Stock Option Plan

On March 15, 1999, the shareholders of the Company approved the adoption of a stock option plan. The plan calls for a maximum of 2,000,000 incentive stock options and 500,000 non-qualified stock options to be issued, at the discretion of the Board of Directors, over the next ten years.

Terms of the options, when issued, are as follows: (a) for non-qualified options, the term of the option may exceed ten years, the options may be granted to any eligible person with the remaining terms to be determined by the designated Board

Committee; and (b) for incentive options, the term of the option may not exceed ten years, the exercise price may not be less than the fair market value of the optioned share on the date of grant, the option may contain vesting provisions, and the option may contain other terms to be determined by the designated Board Committee. When options are granted under this plan, the company will account for such options under SFAS No. 123 which requires entities that account for awards of stock-based compensation to employees in accordance with APB 25 to present pro forma disclosures of results of operations and earnings per share. This pro forma disclosure presents the results of operations as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for options will be estimated, at the date of grant, using a Black-Scholes option-pricing model. The Black-Scholes option pricing model uses the following weighted-average assumptions, (a) a risk-free interest rate, (b) a dividend yield, (c) a volatility factor of the expected market price of the Company's common stock and (d) the weighted-average expected life of the options. The Black Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

Non-Qualified Stock Option Plan

Pursuant to the Non-Qualified Plan (the "Non-ISO Plan"), options to acquire a maximum of 500,000 shares, but not more than two percent (2%) of the total authorized shares of the Company may be granted to any person who performed services for the Company and its subsidiaries. Non-qualified stock options may be at any price designated by the Committee on the date of grant. Options granted under the Plan may have maximum terms of not more than ten (10) years and are not transferable except by will or the laws of descent in distribution.

Generally, options granted under the Plan terminate thirty (30) days after termination of the grantee's employment or affiliation with the Company. If termination was due to death or disability, the options expire one (1) year after such termination or the termination date set forth in the option, whichever is earlier. Any conditions or restrictions on exercise lapse on a Change of Control unless otherwise set forth in the Option Agreement. The Plan is administered by a Stock Option Committee consisting of two or more non-employee directors or in the absence of such a committee, the Board of Directors. The Plan provides for appropriate adjustments in the number and type of shares covered by the Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

Until the closing of an underwritten public offering by the Company pursuant to a registration, filed and declared effective under the Securities Act of 1933 covering the offer and sale of the Company's common stock for the account of the Company, the Company has the right of first refusal to acquire any shares which were required pursuant to the exercise of options to the Company and the Company shall have the right to repurchase any option shares following holder's termination of services or affiliation with the Company for any reason at the original exercise price of the option.

Other Option Plans

In April 2000, the Board of Directors granted options pursuant to two special option plans which have been designated Form A &
B. Form A was developed as an anti-dilution option plan to protect the Company in the event of any takeover attempt.
Format B was developed to recognize certain shareholders who had supported the Company with cash and/or significant personal efforts during the past two years.

All shares issued pursuant to these two formats will be restricted shares. The restrictions call for volume limitations that state that a person or persons whose shares are aggregated may not sell within any three month period a number of shares which exceeds the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly trading value during the four calendar weeks prior to such sale.

The Board of Directors authorized the issuance of Form A options to acquire 700,000 shares and Form B options to acquire 500,000 shares at $.50 per share. All options, regardless of format, will convert into restricted shares under Rule 144. In addition, by accepting these options, the optionees agree to grant voting rights on the underlying shares to the Company. This assignment of voting rights expires upon arm's length sale of underlying shares into the market.

     The following table summarizes the Company's stock option activity:

                                                                  Exercise
                                                   Shares          Price

          Outstanding at beginning of year           -                 -

          Granted in 2000
               Form A                             700,000            $ .50
               Form B                             500,000            $ .50

          Exercised                                  -                  -

          Expired                                    -                   -
                                                 ________              ___
          Outstanding and exercisable at
               end of year                      1,200,000            $ .50

10.     COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in various locations as well as certain office equipment and a vehicle. Future minimum lease payments subsequent to December 31, 2000 under these operating leases are as follows: $225,075 in 2001, $157,166 in 2002,
$130,289 in 2003 and $1,445 in 2004. Rent expense for the years ended December 31, 2000 and 1999 was $397,316 and $415,224, respectively.


Litigation

From time to time, the Company is exposed to claims, regulatory, and legal actions in the normal course of business, some of which are initiated by the Company. At December 31, 2000, management believes that any such outstanding issues will be resolved without significantly impairing the financial condition of the Company.

11.     NET LOSS PER SHARE

For the year ended December 31, 2000 and 1999, basic and diluted weighted average common shares include only common shares outstanding. The inclusion of common share equivalents would be anit-dilutive and, as such, they are not included. However, the common stock equivalents, if converted, would have increased common shares outstanding at December 31, 2000 and 1999 by 6,654,934 and 869,123 shares, respectively. The December 31, 2000 equivalents are comprised of 4,118,003 preferred shares, 1,250,000 shares related to convertible debentures, 1,200,000 related to the stock option plan and 86,931 shares applicable to the warrants at December 31, 2000.

A reconciliation of the number of shares shown as outstanding in the consolidated financial statements with the number of shares used in the computation of weighted average common shares
outstanding is shown below:
                                              2000                      1999
                                     (Preferred)     (Common)         (Common)
Shares outstanding at December 31,
          2000 and 1999               4,118,003     9,406,326        7,690,262

     Effect of weighting             (3,928,043)     (240,326)        (781,017)

 Weighted average shares outstanding    189,960     9,166,000        6,909,245


12.     NOTE TO CONSOLIDATED STATEMENTS OF CASH FLOWS

Non-Cash Investing and Financing Activities                 2000           1999

Acquisition of net tangible assets for stock (See note 8)              222,910

Acquisition of goodwill for stock (See note 8)                       5,202,710

Conversion of debentures payable for stock
(See notes 5 and 9)                                      614,000       750,000

Issuance of restricted stock to employees (See note 9)    12,600       151,300

Issuance of stock for investment services
(See notes 7 and 8)                                                     40,000

Conversion of related party debt to preferred stock
 (See note 7)                                            213,054

Other

On September 30, 1999, the Company transferred its ownership interest in Capital Funding to Jupiter and Jupiter became the sole surviving entity. Since no change in ownership of the entities occurred, the transfer was recorded at historical cost in a manner similar to a pooling of interest (See note 8).

                                                                F-27
NOTE TO CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

During 2000, the Company's president exchanged 1,000,000 shares of Common Stock (par value $1,000) for 1,000,000 shares of Preferred Stock (par value $1,000) (See note 7). The exchange was recorded at par value.


13.     SUBSEQUENT EVENT

In February 2001, 1,250,000 shares of common stock was issued in exchange for $1,136,000 of convertible debentures outstanding.












































                                                       F-28
AMERICA'S SENIOR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS
                      (UNAUDITED)

ASSETS                                   30-Sept.-01     31-Dec-00
                                                (Unaudited)
CURRENT ASSETS:
Cash and cash equivalents                $ 1,142,276     $    463,079
Brokerage fees receivable                    282,064          289,891
Employee advances                             17,005            1,300
Mortgage loans held for sale               3,952,648        3,976,845
Prepaid expenses                             322,765          346,561

TOTAL CURRENT ASSETS                       5,716,758        5,077,676

PROPERTY AND EQUIPMENT, net                  313,563          368,558

OTHER ASSETS
Goodwill, net                              4,645,534        4,838,953
Notes receivable                             250,000          250,000
Other assets                                  70,420           73,585

     TOTAL OTHER ASSETS                    4,965,954        5,162,538

     TOTAL                               $10,996,275      $10,608,772
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt
 and capital lease obligations           $     5,878     $     44,471
Lines of credit                              634,137          149,091
Warehouse lines of credit                  3,910,261        3,961,286
Accounts payable                             529,640          648,415
Accrued liabilities                        1,468,250        1,026,085

     TOTAL CURRENT LIABILITIES             6,548,166        5,829,348

CAPITAL LEASE OBLIGATIONS,
    less current portion                      43,785           32,600

LONG TERM DEBT, convertible debentures        -             1,136,000

STOCKHOLDERS EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares
Authorized, 4,118,003 shares issued and outstanding 5,034,669 at September 30,2001 and 4,118,003 at
December 31, 2000.                            5,035             4,118
Common stock, $0.001 par value;
25,000,000 shares authorized, shares issued
and outstanding, 13,143,428 at September 30,
2001 9,406,326 at December 31, 2000.         13,143             9,406
Additional paid in capital               15,040,770        14,086,285
Retained earnings (deficit)             (10,575,660)       (8,312,289)
Income Year to Date                         (78,964)       (2,176,696)
     TOTAL STOCKHOLDERS' EQUITY           4,404,324         3,610,824

TOTAL                                  $ 10,996,275       $10,608,772
See notes to consolidated financial statements                         F-29

AMERICA'S SENIOR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATMENTS
(UNAUDITED)

                                THREE MONTHS     NINE MONTHS
                              ENDED SEPT 31,       ENDED SEPT 30,


                                  2001       2000           2001         2000

REVENUES                       $1,945,249  $1,516,140  $5,686,121    $4,922,941

EXPENSES:
Payroll and related expense     1,561,174    1,130,873  4,240,100    3,649,222
Admin, processing, and occupancy  540,640      611,575  1,524,438    2,418,650
Depreciation                       21,120       21,802     63,358       65,404
Goodwill amortization              64,473       64,472    193,419      193,416
Acquisitions, mergers and
investment related expense        256,186                 658,657

     TOTAL EXPENSES             2,443,593    1,828,722   6,679,972   6,326,692

LOSS FROM OPERATIONS             (498,344)    (312,582)   (993,851) (1,403,751)

OTHER

Interest Income
Interest expense                   36,278        22,082      71,803     64,067

     Total other, net              32,278        22,082      71,803     64,067

INCOME/(LOSS) BEFORE EXTRAORDINARY ITEMS
AND INCOME TAXES                 (534,622)     (334,664) (1,065,654)(1,467,818)

EXTRAORDINARY ITEMS
Gain on settlement of Debenture
(No applicable income tax)                                  986,690


PROVISION FOR INCOME TAXES           -           -             -           -

     NET INCOME/(LOSS)           (534,622)      (334,664)   (78,964)(1,467,818)

INCOME/(LOSS) PER COMMON SHARE:
Basic                         $    (0.042)  $    (0.037)   $ (0.007)  $ (0.164)

Diluted                       $    (0.042)  $    (0.037)   $ (0.007)  $ (0.164)

Weighted average common
shares outstanding             12,824,428     9,110,208   11,966,448  8,974,352


See notes to consolidated financial statements

AMERICA'S SENIOR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                        NINE MONTHS
                                                      ENDED SEPT 30,

CASH FLOWS FROM OPERATING ACTIVITIES                   2001            2000

Net Income / (Loss)                                 $(78,964)     $ (1,467,818)

Adjustments to reconcile net income / (loss) to net cash
Provided by (used in) operating activities:
Depreciation and amortization                        256,777           258,820
Extraordinary item settlement of debenture          (986,690)
Common stock issued for services                     842,460           202,244
Common stock issued for deposits                                        25,000
Changes in certain assets and liabilities:
Brokerage fee receivable                               7,623            31,604
Employee advances                                    (15,705)            6,940
Prepaid expenses                                      23,796           (72,155)
Other current assets and liabilities, net              3,371            68,690
Accounts payable                                      96,808           348,591
Accrued liabilities                                  192,246          (169,802)

NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES                                 341,722          (767,886)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase / Sale of property and equipment             (8,363)           (6,024)
Acquisition expenditures, net of cash required         -               460,219
Increase in Mortgage loans                              (120)       (1,238,885)

NET CASH USED IN INVESTING ACTIVITIE                  (8,483)         (784,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net           30,000           187,292
Other capital contributions                             -                 (807)
Net borrowings under line of credit                  485,047           987,637
Due from shareholder                                   -                20,734
Change in long-term debt                            (169,089)           10,099

NET CASH PROVIDED BY FINANCING ACTIVITIES            345,958         1,204,955

NET INCREASE /(DECREASE) IN CASH AND CASH
EQUIVALENTS                                          679,197          (347,621)

CASH AND CASH EQUIVALENTS, beginning of period       463,079           402,373

 CASH AND CASH EQUIVALENTS, end of period         $1,142,276            54,752

          See notes to consolidated financial statements

AMERICA'S SENIOR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

(continued)
                                                     NINE MONTHS
                                                 ENDED SEPT. 30,

                                                        2001            2000
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid in cash during the period              $ 70,806         $ 48,601
Income taxes paid in cash during the period               -               -

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
During the first quarter 2001, the Company recognized $20,400 of expense related  to the vesting of restricted stock issued to employees.
During the first quarter 2001, the Company issued 1,313,800 shares valued at
 $307,683 for services.
During the first quarter 2001, the Company issued 1,375,000 shares valued at $171,875 for settlement of the debenture lawsuit. This included shares for professional assistance in settlement of this lawsuit.
During the second quarter 2001, the Company issued 990,000 shares valued at $106,450 for services.
During the second quarter 2001, the Company issued 110,000 shares for employee retention.
During the third quarter 2001, the Company issued 619,000 shares valued at $158,480 for services.
During the third quarter 2001, the Company cancelled 300,000 shares valued at $48,000 previously issued in the second quarter.

America's Senior Financial Services
Consolidated Statement of Changes in Stockholders Equity

For the 9 months ended September 30, 2001
                                 PREFERRED     COMMON      PREFERRED  COMMON
                                     STOCK     STOCK       STOCK AT   STOCK AT
                                 # OF SHARES   # OF SHARES PAR VALUE  PAR VALUE

STOCKHOLDERS' EQUITY,
January 1, 2001                  4,118,003     9,406,326     $ 4,118   $ 9,406

Stock issued pursuant to
debenture settlement                           1,375,000                 1,375
Issuances of common stock for cash,
net of expenses                    166,666                       167
Stock issued for services          100,000     2,393,768         100     2,394
Restricted stock issued to employees,
     net of stock earned           650,000       (31,666)        650       (32)
Net loss for the period ended
 September 30, 2001

STOCKHOLDERS' EQUITY,
September 30, 2001              5,034,669     13,143,428     $ 5,035   $13,143



                                 ADDITIONAL                              TOTAL
                                 PAID-IN       RESTRICTED          STOCKHOLDER
                                 CAPITAL       STOCK       DEFICIT      EQUITY

STOCKHOLDERS' EQUITY,
January 1, 2001                 $14,086,285 $ (93,006) $(10,395,979)$3,610,824

Stock issued pursuant to
 debenture settlement               170,500                            171,875
Issuances of preferred stock for cash,
     net of stock earned             29,833                             30,000
Stock issued for services           518,712                            521,206
Restricted stock issued to
employees, net of stock earned      160,268   (11,508)                 149,378
Net loss for the period ended
September 30, 2001                                           98,230     98,230

STOCKHOLDERS' EQUITY,
September 30, 2001              14,965,598   (104,514) (10,297,749) $4,581,513

Note 1, Basis of Presentation

The unaudited, condensed, consolidated financial statements included herein, commencing at page 3, have been prepared in accordance with the requirements of Regulation S-B and supplementary financial information included herein, if any, has been prepared in accordance with Item 310(b) of Regulation S-B and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial information for the interim periods reported have been made. Results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the Company's Form 10-KSB, as filed with the Securities and Exchange Commission on April 13, 2001.

Note 2, Gain / Loss Per Share

The Company follows the provisions of SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share including only outstanding common stock, and diluted earnings per share including the effect of dilutive common stock equivalents. The Company's basic and diluted income or losses per share for all periods presented are the same since the Company's convertible debentures, stock options, and warrants are anti-dilutive.
Earnings per share from continuing operations equated to (0.042) for the period ending September 30, 2001. Year to date earnings per share from continuing operations equated to (0.089) Earnings per share for the extraordinary item of the debenture settlement equated to 0.082. For the year 2001 to date, total earnings per share are (.007) cents.


Note 3, Income Taxes

     The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes." In accordance with this statement, the Company records a valuation allowance so that the deferred tax asset balance reflects the estimated amount of deferred tax assets that may be realized. Therefore, the deferred tax assets generated by the net losses in the periods presented have been offset in their entirety by a deferred tax asset valuation allowance.

Note 4, Convertible Debentures

     In May 1999, the Company entered into a Securities Purchase Agreement, pursuant to which the Company issued $2,500,000 of 3% convertible debentures, which if still outstanding, would have been due on May 6, 2002, and common stock purchase warrants for 34,383 shares at $8.70 per share, which expire May 31, 2004. The Securities Purchase Agreement, among other terms, allowed the Company to require the buyer to purchase additional convertible debentures up to $7,500,000, if certain criteria were met with regard to the trading prices and activity of the Company's common stock.
These criteria were not met. The holder of the debentures had the option to take the interest due them in either cash or Company common stock. The debentures were convertible into common stock at the option of the holder, and were converted at a price of the lower of (a) $8.70 per share, or (b) 85% of the average closing bid price for the common stock for 5 of the 20 trading days ending immediately before the conversion. At the time the Company entered into this agreement the debentures would be convertible at $6.16 per share of the Company's common stock. The Company and the debenture holder subsequently disagreed on the holder's practices regarding their sale of the Company's securities into the market. As a result of this disagreement, all requests for additional conversions were suspended. On September 11, 2000 the Company was served a Complaint filed in U.S.District Court, Southern District of New York, by Fennell Avenue LLC against America's Senior Financial Services, Inc. The suit sought damages for our refusal to deliver certain shares of our common stock to the Plaintiff upon Plaintiff's conversion of certain of our convertible debentures. We believe that we were justified refusing the request for conversion and vigorously defended this matter. The Plaintiff sought the balance of the principal amount of the convertible debenture, accrued interest, any profit they would have received upon conversion of the debenture into common stock, attorney's fees and such other relief as the Court may deem just and proper.

During the first quarter of 2001 the lawsuit was settled and the Company issued 1,250,000 shares of common stock in exchange for $1,153,045 of debt. The Plaintiff must comply with certain restrictions regarding the eventual sale of this stock into the market. The terms of the restrictions are contained in the settlement that can be viewed on the Form 8-K that was filed on March 1, 2001.
As a result of this settlement, the matter is considered closed, so long as the Plaintiff complies with the restrictions as discussed in the 8K. An extraordinary gain of $986,690 resulted from this transaction.

At this writing, the Company has complied with all the terms of the Settlement Agreement and believes the Plaintiff is in default. It appears that the Plaintiff has failed to comply with certain reporting requirements and in fact has failed to respond to the Company's numerous requests for information, to both the Plaintiff directly and its counsel(s). As a direct result, the Company is considering legal action against the Plaintiff to enforce the Settlement Agreement.

Note 5, Loans held for Sale/ Warehouse Line of Credit

      As part of Jupiter Mortgage Corporation acquisition, completed in August 1999, the Company obtained certain loan funding credit facilities. As a result, the balance sheet of the Company includes a "Warehouse line of credit" and "loans held for sale." The warehouse line of credit is used to fund loans as they are produced, and this line of credit is secured by the mortgages.

Note 6, Secured Convertible Demand Promissory Note

During 2000 the Company paid off several outstanding lines of credit, retiring $210,000 in short term debt. The Company executed a $259,000 secured convertible demand promissory note with a third party, which retired the above-mentioned lines of credit and provided the Company with additional working capital. The Company also funded certain types of loans through such third party's mortgage subsidiary. Subsequent to this filing, the $259,000 note referenced above has been paid off from working capital, and the creditor has placed the original note and collateral with the Company's special counsel pending completion of a final compliance audit by the parties. However, the third party has ceased operations and this has affected the Company's ability to recover fees due to the Company from the third party's mortgage subsidiary. The Company now believes that it's results for the full year of 2001 will include losses of approximately $428,000 related to the third party's apparent breach of contract and subsequent collapse of their business units.

                               TABLE OF CONTENTS


           Prospectus Summary.........................................    4
           Risk Factors...............................................    4
           Use of Proceeds............................................    6
           Market for the Shares......................................    6
           Dividend Policy............................................    7
           Management's Discussion and Analysis
            of Financial Condition and Results of
            Operations................................................    7
           Business...................................................   10
           Management.................................................   15
           Executive Compensation.....................................   16
           Security Ownership of Certain Beneficial
             Owners and Management....................................   21
           Indemnification............................................   22
           Certain Relationships and Related
            Transactions..............................................   22
           Plan of Distribution/Selling Security Holders..............   22
           Description of Securities..................................   21
           Legal Matters..............................................   24
           Experts....................................................   24
           Additional Information.....................................   24
             Financial Statements.......................................  F-1



Until January 2, 2002, all dealers that effect transactions in these securities Whether or not participating in this offer, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as an underwriter and with respect to unsold allotments Or subscriptions.






















                       7,000,000 Shares of Common Stock


                                AMERICA'S SENIOR
                            FINANCIAL SERVICES, INC.

                                   PROSPECTUS


                                December 5, 2001


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is hereby made to the provisions of Section F.S. 607.0850 of the Florida Business Corporation Act which provides for indemnification of directors and officers under certain circumstances.

    Reference is hereby made to Article IX of Registrant's By-laws which is filed as Exhibit 2(c)and Article VI of the Articles of Incorporation which is filed as Exhibit 2(a).


    Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

     Registration Fee                                $    350
     Printing Expenses*                                 2,500
     Legal Fees and Expenses*                           7,500
     Accounting Fees and Expenses*                      3,000
     Blue Sky Fees and Expenses*                        3,000
     Transfer Agent Fees and Expenses*                  1,000
     Misc.*                                               200
                                                     --------
     Total                                           $ 17,550
                                                     ========
 ---------------------
*Estimated

    Item 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following provides information concerning all sales of securities within the last three years which were not registered under the Securities Act of 1933.

    In December 1997, the Company sold 600,000 shares of common stock and 700,000 Common Stock Purchase Warrants to 41 investors for $100,000. Such offering was made pursuant to Rule 504 of Regulation D. Each Common Stock Purchase Warrant entitled to the holder to purchase one share of common stock for $1.00 per share. During 1998, 700,000 of the Warrants were exercised and the Company issued 700,000 shares of common stock pursuant to Rule 504 of Regulation D.

    The Company issued 74,400 shares to employees as restricted stock awards in 1998 and 128,300 shares during 1999. Such shares were issued without registration pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

     In 1999 and 2000 the Company issued shares to investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.






DATE      CONSIDERATION  SHARES PURCHASER           ACCREDITED/SOPHISTICATED
----     -------------     ------  ---------               ---------------------
---

1/4/99     $  4,000      2,000  Deery, Scott           Sophisticated
2/17/99         100        100  Charlesworth, Steven   Sophisticated
2/17/99         100        100  Charlesworth, Joan     Sophisticated
2/17/99         100        100  Charlesworth, Carrie   Sophisticated
2/17/99        1,000     1,000  Charlesworth, David E. Sophisticated
2/17/99        1,000     1,000  Hersha, Julia Jean     Sophisticated
2/17/99        1,000     1,000  Langston, Timothy      Sophisticated
2/17/99        1,000     1,000  Edgar, Derek           Sophisticated
2/17/99        4,000     4,000  Fleming, Carol         Sophisticated
2/17/99        4,000     4,000  Locke, Victor M.       Sophisticated


DATE      CONSIDERATION  SHARES PURCHASER           ACCREDITED/SOPHISTICATED
-----    --------------  ------ ---------            -----------------------
2/26/99   15,000         15,000 Snyder, Scott A.                Sophisticated
2/26/99   15,000         15,000 Aurelia Holdings Ltd.           Sophisticated
2/23/99   10,000         10,000 Biondo, Jane M.                 Sophisticated
3/1/99     1,500          1,500 Locke, Edwin                    Sophisticated
2/25/99   40,000         40,000 Brickell Equity Group, Ltd.     Sophisticated
2/25/99   60,000         60,000 Palmun Associates               Sophisticated
3/15/99    7,000          7,000 Donahue, Edwin                  Sophisticated
3/15/99      100            100 Frantz, Arlee                   Sophisticated
5/5/99    75,000         37,500 Palmun Associates               Sophisticated
6/9/99    25,000         12,500 Rosen, Kenneth                  Sophisticated
6/9/99    50,000         25,000 Kahn, Marc A & Laurie D Kahn    Sophisticated
10/4/99  100,048         29,644 Buono, Michael J                Sophisticated
0/15/99    5,002          1,482 Buono, Michael J                Sophisticated
0/12/99   25,012          7,411 Pargulski, John M               Sophisticated
0/12/99   25,002          7,408 Girard, Dean J                  Sophisticated
10/4/99  100,001         29,630 Buono, Ronald J                 Sophisticated
10/4/99   33,800         10,015 Glass, Michael                  Sophisticated
10/4/99   60,000         17,778 Anderson, Deanne J              Sophisticated
10/4/99   25,012          7,411 Bashwiner, Robert T             Sophisticated
10/4/99   27,040          8,012 Douglas, James R                Sophisticated
10/4/99   67,600         20,030 Kauff, Richard L                Sophisticated
1/24/99   50,625         15,000 Palmun Associates A Partnership Sophisticated
12/1/99   50,625         15,000 Kahn, Albert L and Ellen B Kahn Sophisticated
2/16/99   27,000          8,000 Kahn, Marc                      Sophisticated
1/25/00    7,500          5,000 Bailey, Darryl L                Sophisticated
2/1/00     5,000          3,333 Rindo, John M.                  Sophisticated
3/25/00   75,000        150,000 Palmun Associates A Partnership Sophisticated
3/21/00   25,000         50,000 Rosen, Kenneth                  Sophisticated
3/28/00   75,000        115,386 Palmun Associates A Partnership Sophisticated
1/24/01   24,000        133,333 FranK Donahue                   Sophisticated
1/24/01    2,000         11,111 Jeffrey Donahue                 Sophisticated
1/24/01    2,000         11,111 Rachel Donahue                  Sophisticated
1/24/01    2,000         11,111 Jackie Donahue                  Sophisticated
        -------------         ----------
      $1,129,167       905,106
      ===========  ===========


                                      II-2


    In 1999 the Company issued the following shares to investors pursuant to 504 of Regulation D.



DATE     CONSIDERATION   SHARES   PURCHASER            ACCREDITED/SOPHISTICATED
----          -------------     ------     ---------     -----------------------
-
1/26/99   $ 100,000     100,000   Fidra Holdings, Ltd.   Accredited
1/26/99      34,000      34,000   Fidra Holdings, Ltd.   Accredited
1/26/99      50,000      50,000   Fidra Holdings, Ltd.   Accredited
1/26/99      50,000      50,000   Fidra Holdings, Ltd.   Accredited
2/25/99      16,666      16,666   Weltman, Louis         Sophisticated
2/25/99      16,667      16,667   Brickell Equity Group  Sophisticated
2/25/99      16,667      16,667   Palmun Associates      Sophisticated
              ---------     -------
          $ 284,000    284,000
           ========    =======

    On January 29, 1999 we issued 221,664 shares of our common stock as follows to the former shareholders and the investment banker of Capital Funding of South Florida, Inc. Such shares were issued without registration pursuant to section 4(2) of the Securities Act of 1933.

              George & Tracy Pollis                              105,228
              Paula Police                                       105,228
              First Fidelity Capital Markets, Inc.                11,088

    We also issued 16,000 shares to our investment banker Vistra Growth Partners, Inc. in connection with the acquisition.

On October 30, 2000 we issued 200,000 shares to George Pollis and 200,000 shares to Michael Pollis of Preferred C stock as the final settlement on the purchase of Capital Funding per the terms of the original purchase contract.




    During May of 1999 we issued 185,500 shares to placement agents and advisors in connection with the $2,500,000 convertible debenture sold on May 5, 1999.

    On August 12, 1999 we issued 23,000 shares of our Common Stock in connection with two new employees and in exchange for various assets of theirs in order to open our offices in New York and New Jersey.

    In November of 1999 we issued 125,000 shares of common stock to the shareholders of a potential acquisition candidate. These shares were returned and voided during February of 2000.

    We also issued 5,200 shares of our common stock to Brickell Equity Group, Inc. for consulting services on December 20, 1999.

    Through November 30, 2000 we issued a total of 550,757 shares to Fennell Avenue Associates LLP in connection with the conversion of, and applicable interest on $1,000,000 principal of the convertible debenture issued in May of 1999. On February 5, 2001 we issued 1,250,000 shares of to Fennell in settlement of the total debt that was still outstanding related to the debenture.

    On August 18, 1999 we issued 360,750 shares of our common stock as follows to the former shareholders and the investment banker of Jupiter Mortgage Corporation. Such shares were issued without registration pursuant to Section 4(2) of the Securities Act of 1933.

              Deanne J. Anderson                         169,553
              Michael J. Buono                           169,553
              First Fidelity Capital Markets, Inc.        21,644

On December 26, 2000 we issued 716,500 shares to Michael Buono and 716,500 shares to DeAnne Anderson of Preferred A stock as the final settlement on the purchase of Jupiter Mortgage Corporation per the terms of the original purchase contract.

    On February 11, 2000 50,000 shares were issued to Pinnacle Financial Corporation, a potential acquisition. (Accredited investor)

    On February 11, 2000 50,000 shares were issued to First Jefferson Mortgage Corporation, a potential acquisition. (Accredited investor)

    On February 14, 2000 75,000 shares were issued to Capitalink LC. For financial advisory services. (Sophisticated investor)

    On March 1, 2000 10,000 shares were issued to Robert Sennott, an employee, for retention. (Sophisticated investor)

    On March 1, 2000 6,000 shares were issued to Goodman Realty for a lease settlement. (Sophisticated investor)

    On March 27, 2000 150,000 shares were issued to Brickell Equity Group for consulting services. (Sophisticated investor)

    On May 5, 2000 50,000 shares were issued to Jace Simmons, an employee for services. (Sophisticated investor)

    On May 5, 2000 23,600 shares were issued to The Charterbridge Financial Group Inc. for advisory services. (Sophisticated investor)

    On May 25, 2000 66,666 shares were issued to Jace Simmons, an employee for services. (Sophisticated investor)

    On May 25, 2000 7,000 shares were issued to Alexander Avella for a lease settlement. (Sophisticated investor)


    On May 25, 2000 10,000 shares were issued to Edward Saltzman, an employee for retention. (Sophisticated investor)

    On July 5, 2000 387,097 shares were issued to Wall Street Financial Group for consulting services. On October 6, 2000 258,065 of these shares were cancelled. On January 12, 2001 the remaining 129,032 were cancelled.
  (Sophisticated investor)

    On July 5, 2000 120,000 shares were issued to Gary Barcus, Attorney for legal services to be provided. (Sophisticated investor)

    On September 27, 2000 520,000 shares were issued to 21st Equity Partners for services. (Sophisticated investor)


    On September 27, 2000 15,000 were issued to E-Trek designs for internet property maintenance. (Sophisticated investor)

    On September 27, 2000 250,000 shares were issued to Global financial strategies for services. (Sophisticated investor)

    On November 1, 2000 200,000 shares were issued to National Financial Communications Inc. for public services. (Sophisticated investor)

    On November 8, 2000 15,000 shares were issued to Beral Inc. for research services. (Sophisticated investor)

    On December 6, 2000 426,108 shares of Preferred A stock were issued to Nelson Locke in lieu of salary and expenses. (Sophisticated investor)

    On December 29, 2000 720,671 shares of Preferred A stock were issued to Charles Kluck in lieu of salary and expenses. (Sophisticated investor)

    On December 29, 2000 138,224 shares of Preferred A stock were issued to Linda Kluck in lieu of salary and expenses. (Sophisticated investor)

    On January 4, 2001 100,000 shares were issued to Brickell Equity Group for consulting services. (Sophisticated investor)

    On January 4, 2001 47,200 shares were issued to Charterbridge Financial for consulting services. (Sophisticated investor)

    On January 4, 2001 50,000 shares were issued to Eric Horton for consulting services. (Sophisticated investor)

    On January 30, 2001 10,000 shares were issued to Douglas Wheeler for services. (Sophisticated investor)

    On January 30, 2001 2,000 shares were issued to Alt & Rubino for Legal services. (Sophisticated investor)

    On January 30, 2001 5,000 shares were issued to Alan Jotkoff as settlement. (Sophisticated investor)

    On January 30, 2001 100 shares were issued to Richard Meltzer for Employee retention. (Sophisticated investor)

    On January 30, 2001 2,000 shares were issued to Rhoda Stolar for services. (Sophisticated investor)

    On February 7, 2001 2,000 shares were issued to Beral Inc. for Research services. (Sophisticated investor)

    On April 3, 2001 150,000 shares were issued to Brickell Equity for consulting services. (Sophisticated investor)


    On May 10, 2001 50,000 shares were issued to Dean Girard for employee retention. (Sophisticated investor)

   On May 10, 2001 20,000 shares were issued to Joe Martinez for employee retention. (Sophisticated investor)

   On May 10, 2001 60,000 shares were issued to Palmun Associates for services. (Sophisticated investor)

   On May 15, 2001 5,000 shares were issued to James Douglas for employee retention. (Sophisticated investor)

   On May 15, 2001 8,000 shares were issued to Robert Bashwiner for employee retention. (Sophisticated investor)

   On May 15, 2001 15,000 shares were issued to Greg Ryan for employee retention. (Sophisticated investor)

   On May 15, 2001 7,000 shares were issued to Rachil Bracha for employee retention. (Sophisticated investor)

   On May 15, 2001 5,000 shares were issued to Steve Maione for employee retention. (Sophisticated investor)

   On June 21, 2001 30,000 shares were issued to Stratos Research for research services. (Sophisticated investor)

   On July 2, 2001 300,000 shares of Preferred A stock were issued to Michael Buono for employee retention. (Sophisticated investor)

   On July 2, 2001 350,000 shares of Preferred A stock were issued to Nelson Locke and Cheryl Locke in lieu of expense reimbursements.
  (Sophisticated investor)

   On July 2, 2001 100,000 shares of Preferred A stock were issued to Brickell Equity for consulting services. (Sophisticated investor)

   On August 21, 2001 125,000 shares were issued to Tequesta Capital for investor relations. (Sophisticated investor)


    All of the securities listed in the charts above were issued pursuant to individual subscription agreements provided by each purchaser. Each purchaser is a sophisticated investor, as documented in their subscription agreement. All of the individuals listed were given access to all documents, financial statements, stockholder records, minute books and all other records of the company in which they desired. These individuals also had the opportunity to meet with and ask questions of the officers of the Company.

    None of the securities discussed above were registered under the Securities Act of 1933, exemption being claimed in each case pursuant to Regulation D or
Section 4(2) thereof. All shares which were not issued under Rule 504 exemption were issued with restrictive legend and stop transfer orders. No general advertising or solicitation was utilized in connection with any such sales. All investors were offered access to the Company's books and records and the opportunity to meet with officers of the Company.



                                      II-3

         Item 27.   EXHIBITS

The following Exhibits are incorporated by reference to the Exhibits of the same number filed with the Company's Registration Statement on Form 10-SB filed April 16, 1999:


       EXHIBIT NO.            DESCRIPTION
      ------------            -----------
       2(a)                   Articles of Incorporation of the Registrant

       2(b)                   Articles of Amendment to Articles of
                              Incorporation

       2(c)                   By-Laws of the Registrant

       2(d)                   Incentive Stock Option Plan

       2(e)                   Non-Qualified Stock Option Plan

       6(a) Employment Agreement as of January 2, 1998 between Registrant and Nelson A. Locke

       6(b) Employment Agreement as of January 2, 1998 between Registrant and Cheryl D. Locke

       6(c) Employment Agreement as of July 31, 1998 between Registrant and Dow Guarantee Corp. and Charles M. Kluck

       6(d) Employment Agreement as of July 31, 1998 between Registrant and Dow Guarantee Corp. and Linda C. Kluck

       6(e) Employment Agreement as of August 10, 1998 between Registrant and Vistra Growth Partners, Inc.

       6(f)                   Agreement for purchase of Dow Guarantee Corp.

       6(g) Agreement for purchase of Capital Funding of South Florida, Inc.

       6(h)                   Consulting Agreement with Vistra Growth Partners,
                              Inc.

       22                     Subsidiaries


The following Exhibits are incorporated by reference to Exhibit 10.1 filed on Form 8-K on September 11, 1999:

6(i)                    Agreement for purchase of Jupiter Mortgage Corporation


The following Exhibits are incorporated by reference to the Exhibits of the same number filed with the Company's Form SB-2 filed on November 16, 2000:


       9.0              Other Option Plan*

      10.0 Consulting Agreement dated September 20, 2000 with 21st Equity Partners L.L.C.*




The following Exhibits are incorporated by reference to the Exhibits of the same number filed with the Company's Form SB-2A filed on December 15, 2000:


      10.1             Financial Advisory Agreement Consulting
                       Agreement dated February 2, 2000 with Capital
                       Link, L.L.C.

      10.2 Consulting Agreement dated January 1, 2000 with Brickell Equity Group, Inc.

      10.3 Investor Relations Agreement dated January 7, 2000 with Charterbridge Financial Group


     10.4              Investor Banking Agreement dated January 7,
                       2000 with with Charterbridge

     10.5              Consulting Agreement with Speight and
                       Associates, Inc.


The following Exhibits are filed herewith:


      5.1              Opinion of Counsel

     10.7              Equity Agreement with JJ&T L.L.C.

     10.8              Warrant Agreement with First Montauk Securities

     10.9              Agreement with The Investor Online

     23                Consent of counsel is contained in Exhibit 5.1

     23.1              Independent Auditors Consent

     23.2              Independent Auditors Consent


--------------


Item 28.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    4. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    5. That for the purpose of determining any liability under the Securities Act of 1935, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    6. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami and State of Florida on December 5, 2001.


AMERICA'S SENIOR FINANCIAL SERVICES, INC.

By:      /s/ NELSON A. LOCKE
         -------------------
             Nelson A. Locke
             Chairman
             Chief Executive officer

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                  TITLE                       DATE
---------               -----                     ----
s/Nelson A. Locke
Nelson A. Locke          Chairman of the Board,          December 5, 2001
                         Chief Executive Officer
                         Directo
s/Michael Buono
Michael Buono            President/COO/Director          December 5, 2001

S/Dean J. Girard
Dean J. Girard           Vice President                  December 5, 2001
                         Treasurer/ Chief
                         Financial Officer
S/Cheryl D.Locke
Cheryl D. Locke          Director                        December 5, 2001

S/Thomas G. Sherman
Thomas G. Sherman, Esq.  Director.                       December 5, 2001

S/ Charles M. Kluck
Charles M. Kluck         Director                        December 5, 2001
                                      II-5








EX-5.1 OTHERDOC
OPINION OF JOEL BERNSTEIN





Document is copied.
EXHIBIT 5.1

                                   Law Offices

                           JOEL BERNSTEIN, ESQ., P.A.

11900 Biscayne Blvd., Suite 604                         Telephone: 305.892.1122
Miami, Florida 33181                                    Facsimile: 305.892.0822


December 17, 2001

America's Senior Financial Services, Inc.
10800 Biscayne Blvd. #500
Miami, FL 33161

Gentlemen:

We have acted as special counsel to America's Senior Financial Services, Inc., a Florida corporation (the "Corporation"), in connection with the registration of 7,000,000 shares of Common Stock. The offering of the shares is to be made By selling shareholders pursuant to Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (the "Registration Statement").

We have acted as special counsel to the Corporation in connection with the shares.

Please be advised that we are of the opinion that the Corporation's Common Stock to be offered pursuant to the Registration Statement has been duly authorized by the Corporation, and when issued in accordance with the terms of the Private Equity Credit Agreement and Warrants described in the Registration Statement and the Corporations agreement with The Investor Online will be validly issued by the Corporation and fully paid and non-assessable in accordance with the Florida Business Corporation Act.

We consent to the use of our name in the Registration Statement in the section of the Prospectus entitled "Legal Matters" and the filing of this letter as an exhibit to the Registration Statement.

                                                    Yours very truly,


                                                      S/Joel Bernstein
JB:jm                                               Joel Bernstein, Esq., P.A.




                                             EXHIBIT 10.7



PRIVATE EQUITY CREDIT AGREEMENT

BY AND BETWEEN


AMERICA'S SENIOR FINANCIAL SERVICES, INC.


AND


JJ&T, L.L.C.



Dated as of November 16th, 2001








     PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the 16th day of November 2001 (this "AGREEMENT"), by and between JJ&T, L.L.C., a limited liability company organized and existing under the laws of Florida ("Investor"), and AMERICA'S SENIOR FINANCIAL SERVICES, INC., a corporation organized and existing under the laws of the State of Florida (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to Fifteen Million Dollars ($15,000,000) of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of Regulation D of Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:


ARTICLE I
CERTAIN DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Agreement" shall have the meaning specified in the preamble hereof.

          "Bid Price" shall mean the closing bid price of the Common Stock on the Principal Market.

          "By-Laws" shall have the meaning specified in Section 4.8.

          "Certificate" shall have the meaning specified in Section 4.8.

          "Claim Notice" shall have the meaning specified in Section
9.3(a).

          "Closing" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.1.

          "Closing Date" shall mean, with respect to a Closing, the second
(2nd) Trading Day following the last day of the Draw Down Pricing Period, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Closing.

          "Commitment Period" shall mean the period commencing on the earlier to occur of (a) the Effective Date, or (b) such earlier date as the Company and Investor shall agree, and expiring on the earlier to occur of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount,
(ii) the date this Agreement is terminated pursuant to the provisions of this Agreement, or (iii) the date occurring thirty-six (36) months from the date of commencement of the Commitment Period.

          "Common Stock" shall mean the Company's common stock, par value $.001 per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

          "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

          "Company" shall have the meaning specified in the preamble to this Agreement.

          "Condition Satisfaction Date" shall have the meaning specified in
Section 7.2.

          "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable costs and expenses of expert witnesses and investigation) but excluding lost profits, opportunity costs, punitive damages, penalties or fines.

          "Draw Down Pricing Period" shall mean the consecutive twenty (20) Trading Day period ending the third (3rd) Trading Day following the Put Date.

          "Discount" shall mean twelve percent (12%).

          "Dispute Period" shall have the meaning specified in Section
9.3(a).

          "DTC" shall the meaning specified in Section 2.3.

          "DWAC" shall the meaning specified in Section 2.3.

          "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

          "Escrow Agent" shall mean Sichenzia, Ross, Friedman & Ference
LLP.

          "Escrow Agreement" shall mean the escrow agreement in substantially the form of Exhibit B hereto.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

          "FAST" shall have the meaning specified in Section 2.3.

          "Indemnified Party" shall have the meaning specified in Section
9.3(a).

          "Indemnifying Party" shall have the meaning specified in Section
9.3(a).

          "Indemnity Notice" shall have the meaning specified in Section
9.3(b).

          "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor pursuant to a Put Notice.

          "Investor" shall have the meaning specified in the preamble to this Agreement.

          "Legend" shall have the meaning specified in Section 8.1.

          "Market Price" shall mean the average of the two (2) lowest closing bid prices as reported by Nasdaq OTC Bulletin Board, or such other exchange that the Company may be trading, as permitted herein, during the Draw Down Pricing Period.

          "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

          "Maximum Commitment Amount" shall mean Fifteen Million Dollars ($15,000,000), subject to increase as agreed to by the Company and Investor.

          "Maximum Put Amount" shall mean, with respect to any Put, one hundred percent (100%) of the Daily Weighted Average Volume for the twenty
(20) Trading Days immediately preceding the Put Date.

          "NASD" shall mean the National Association of Securities Dealers,
Inc.

          "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

          "Net Proceeds" shall mean gross proceeds less the Discount, Placement Agent Fee, Escrow Agent Fee and any other deductions specified on the Settlement Certificate

          "Outstanding" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

          "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Placement Agent" shall mean First Montauk Securities Corp., a broker-dealer registered with the National Association of Securities Dealers, Inc.

          "Placement Agent Fee" shall equal 3% of the dollar amount of each Investment Amount.

          "Principal Market" shall mean the market or exchange whichever is at the time the principal trading exchange or market for the Common Stock.

          "Put" shall mean each occasion that the Company issues a Put Notice to Investor requiring Investor to buy Common Stock subject to the terms and conditions of this Agreement.

          "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

          "Put Notice" shall mean a written notice, substantially in the form of Exhibit C hereto, to the Investor, setting forth the Investment Amount pursuant to the terms of this Agreement, and specifying the consideration to be delivered in connection therewith.

          "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

          "Registrable Securities" shall mean the (a) Put Shares, (b) the Warrant Shares, and (c) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) in the opinion of counsel to the Company, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

          "Registration Rights Agreement" shall mean the registration rights agreement in substantially the form of Exhibit A hereto.

          "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

          "Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

          "SEC" shall mean the Securities and Exchange Commission.

          "Section 4(2)" shall have the meaning specified in the recitals of this Agreement.

          "Securities Act" shall have the meaning specified in the recitals of this Agreement.

          "SEC Documents" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

          "Settlement Certificate" shall mean the settlement certificate in substantially the form of Exhibit A to the Escrow Agreement.

          "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

          "Third Party Claim" shall have the meaning specified in Section
9.3(a).

          "Trading Cushion" shall mean a minimum of five (5) Trading Days between Put Dates, unless a shorter period is agreed to by the Company and Investor.

          "Trading Day" shall mean any day during which the Principal Market shall be open for business.

          "Transaction Documents" means this Private Equity Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrant and the Transfer Agent Instructions.

          "Transfer Agent" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

          "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

          "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

(a)     subdivides or combines the Common Stock;

(b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to the Preferred Stock;

(c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance, excepting that with respect to options issued in accordance with Qualified Stock Option Plan and S-8 Registration Statement for which the exercise price may be such price as if set forth in such document even if lower than the Bid Price;

(d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

(e) issue shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

(f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

(g)     takes any action affecting the number of Outstanding Common
Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

          "Valuation Period" shall mean the Draw Down Price Period, provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the thirtieth (30th) Trading Day thereafter.

          "Warrant Shares" shall mean the shares of common stock underlying the warrants described in Section 2.6 below.

          "Weighted Average Volume" shall mean the daily average volume weighted price for the Common Stock on the Principal Market, as reported by Nasdaq OTC Bulletin Board.


ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

     2.1     Investments.

          Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date during the Commitment Period the Company may initiate a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall receive pursuant to such Put Notice shall be determined by dividing the Investment Amount specified in the Put Notice by the product of the Market Price for the Put Shares times one minus the Discount (i.e. Put Shares = Investment Amount/(Market Price x (1-Discount))).



2.2     Mechanics.

(a) Put Notice. Subject to the terms and conditions of this Agreement, at any time during the Commitment Period, the Company may deliver a Put Notice to the Investor; provided, however, the Investment Amount for each Put in the applicable Put Notice shall be no less than $25,000, nor more than the Maximum Put Amount, unless on occasion a special exception is agreed to by both parties in writing.

(b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.

2.3 Closings. On or prior to each Closing Date for a Put and subject to the terms of the Settlement Certificate, (a) the Company shall deliver to Escrow Agent one or more certificates, at Investor's option, representing the Put Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor and (b) Investor shall deliver to the Escrow Agent the Investment Amount with respect to the applicable Closing, by wire transfer of immediately available funds to an account designated by the Escrow Agent on or before the Closing Date. In the event that Investor delivers to Escrow Agent the certificate(s) representing the Put Shares prior to the end of the Draw Down Pricing Period, such certificate(s) shall be subject to adjustments reflecting increases in the number of Put Shares due to any decline in the Market Price during the remainder of the Draw Down Pricing Period. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause (a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, prior to the Closing Date, the Put Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement and the Escrow Agreement in order to implement and effect the transactions contemplated herein. On each Closing Date, and provided all conditions to Closing have been satisfied by the Company, the Escrow agent shall wire transfer to the account designated by the Company the Net Proceeds specified in the Settlement Certificate.

2.4     Minimum Commitment.  If the Company for any reason fails to sell
Put Shares equal to or exceeding $150,000 (the "Minimum Commitment Amount") for any six (6) months during the Commitment Period, then Investor shall have the right to terminate this Agreement. Providing that the Company meets this Minimum Commitment requirement, the Subscriber may not cancel this Agreement except under the conditions listed below.

2.5 Termination of Investment Obligation. The obligation of Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that
(a) there shall occur any stop order or suspension of the effectiveness of a Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, excluding the thirty (30) day period contemplated by
Section 1.1(d)(v) of the Registration Rights Agreement, (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, or 6.6 hereof, and such failure shall continue for more than thirty (30) days, (c) the Registration Statement has not been filed on or prior to the expiration of the forty five (45) period described in Section 1.1(a) of the Registration Rights Agreement, (d) the Registration Statement has not become effective on or prior to the expiration of the ninety (90) day period described in Section 1.1(b) of the Registration Rights Agreement or (e) the Company fails to meet the Minimum Commitment Amount.

2.6 Warrants. The Company agrees to issue to Investor and Placement Agent upon the execution hereof, irrevocable and transferable divisible warrants with cashless exercise provisions (the "Warrants") for 500,000 and 250,000 shares of Common Stock, respectively. Such Warrants shall bear an exercise price per share of Common Stock equal to 110% of the lesser of: 1) the closing price bid price on the date of this Agreement; or 2) the closing bid price on the effective date of the Registration Statement. The Warrants shall be exercisable at any time and from time to time for a period of three
(3) years from the effectiveness of the Registration Statement (notwithstanding this exercise period, the Warrants shall become exercisable two years from the date of issuance and remain exercisable for a period of three years, regardless of effectiveness of the Registration Statement), and shall be substantially in the form of Exhibit D hereto.



ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to the Company that:

3.1 Intent. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

3.2 Sophisticated Investor. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

3.3     Authority.

(a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms;

(b) The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners, officers, directors or stockholders, as the specific case may be, is required; and

(c) This Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3.4 Not an Affiliate. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

3.5 Organization Authority and Power. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been authorized by all necessary action on the part of Investor.

3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of Investor's Memorandum of Association or Articles of Association or other applicable charter document, any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained in writing) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

3.7 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has had access to copies of the SEC Documents.

3.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Investor that:

4.1 Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.




4.2     Authority.

(a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares and the Warrant Shares, if any;

(b) The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and

(c) Each of the Transaction Documents has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

4.3 Capitalization. As of October 31, 2001 the authorized capital stock of the Company consisted of 25,000,000 shares of Common Stock, of which 13,643,460 shares were issued and outstanding, and 10,000,000 shares of "Blank Check" Preferred Stock, 5,034,669 shares of which are currently issued and outstanding. Except for (a) warrants to purchase 1,200,000 shares of Common Stock; and non-statutory stock options for which no shares have been reserved against exercise, there were no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable, and were issued in compliance with the Securities Act.

4.4 Common Stock. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the OTCBB.

4.5 SEC Documents. The Company has delivered or made available through Edgar to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal and state laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.6 Exemption from Registration; Valid Issuances. The sale and issuance of the Put Shares and the Warrant Shares, if any in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to Section 4(2), Regulation D and applicable state law. When issued and paid for as herein provided, the Put Shares, and the Warrant Shares, if any, shall be duly and validly issued, fully paid, and non assessable. Neither the sales of the Put Shares or the Warrant Shares, if any, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Warrant Shares, if any, or any of the assets of the Company, or
(b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares and the Warrant Shares, if any, shall not subject Investor to personal liability by reason of the ownership thereof.

4.7     No General Solicitation or Advertising in Regard to this
Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or the Warrant Shares, if any, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

4.8 Corporate Documents. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the
"Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Warrant Shares, if any, do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof(other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market; it being understood that the Company's Common Stock is not listed for trading on NASDAQ).

4.10 No Material Adverse Change. Since June 30, 2001, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since June 30, 2001 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

4.12 No Undisclosed Events or Circumstances. Since June 30, 2001, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

4.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

4.15 No Misleading or Untrue Communication. The Company, any Person authorized to represent the Company, and, to the knowledge of the Company, any other Person authorized to sell or offer to sell the Put Shares or the Warrant Shares, if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.16 Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed or will it or they disclose [except as described in Section 7.3(b)] to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.


ARTICLE V
COVENANTS OF INVESTOR

     5.1 Compliance with Law. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed.


ARTICLE VI
COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

6.2 Reservation of Common Stock. As of October 31, 2001 the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, at least 5,000,000 of the shares required for issuance under the Maximum Commitment Amount, based upon the then applicable Market Price for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and the Warrant Shares, if any. The Company agrees, as set forth in the Registration Rights Agreement, annexed hereto as Exhibit A, that within forty-five (45) days of the date of this Agreement, it shall file a Registration Statement covering the resale by the Investor of five million (5,000,000) shares of the Registerable Securities, all of which shall be for the purpose of satisfying the Company's obligation to issue the Put Shares and the Warrant Shares, if any. The Company further agrees, that it shall obtain shareholder approval to increase the number of authorized Common Stock up to a maximum of two hundred million (200,000,000) shares but not less than one hundred million (100,000,000), as set forth in
Section 1.1 of the Registration Agreement, of which an amount equal to two hundred percent (200%) of the then remaining shares required for issuance under the Maximum Commitment Amount, based upon the then applicable Market Price for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and the Warrant Shares, if any. In no circumstances shall the Company issue a Put Notice requiring Investor to purchase more shares of Common Stock than the Company has authority to issue based upon the then number of shares of Common Stock Outstanding or reserved for issuance. The number of shares so reserved from time to time may be reduced by the number of shares actually delivered hereunder.

6.3 Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares and the Warrant Shares, if any, to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and the Warrant Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

6.4 Exchange Act Registration. The Company shall cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder)to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

6.5 Legends. The certificates evidencing the Put Shares and the Warrant Shares, if any, shall be free of legends, except as provided for in
Article VIII.

6.6 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

6.7 Additional SEC Documents. The Company shall deliver to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC, unless otherwise available on Edgar.

6.8     Notice of Certain Events Affecting Registration; Suspension of
Right to Make A Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable
Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

6.9 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

6.10 Issuance of Put Shares and Warrant Shares. The sale of the Put Shares, or the issuance of the Warrant Shares, if any, shall be made in accordance with the provisions and requirements of the Securities Act and any applicable state law.

6.11     Reimbursement.   If (i) Investor, other than by reason of its
gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or
(ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such affiliate and any such person.

6.12 Dilution. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

6.13     Limitations.     During the term of this Agreement, the Company
shall not, without the prior written consent of the Investor, enter into any
(a) financing similar in scope and substance to the financing contemplated by this Agreement or (b) agreement providing for the issuance of securities of the Company at a discount to market. The provisions of this Section 6.13 shall not apply to the issuance of securities (i) in a Consolidation Event,
(ii) as part of a strategic partnership or alliance a primary purpose of which is not to raise capital, (iii) in connection with the acquisition of a business, product or license, (iv) in connection with an underwritten public offering, (v) as nonconvertible debt incurred solely for working capital purposes, or (vi) under compensatory plans to the Company's officers, directors, employees, consultants, advisors or agents.


ARTICLE VII
CONDITIONS TO DELIVERY OF
PUT NOTICES AND CONDITIONS TO CLOSING

     7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a) Accuracy of Investor's Representations and Warranties. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

(b) Performance By Investor. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

(a) Registration of Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the Registration Statement with respect to the resale of the Registrable Securities by Investor within forty-five (45) days of the execution of this Agreement, and the Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC no later than one hundred twenty (120) days after filing of the Registration Statement. For the purposes of any Put Notice with respect to the Registrable Securities the Company shall have filed with the SEC a Registration Statement with respect to the resale of such Registrable Securities by Investor which shall have been declared effective by the SEC prior to the Put Date therefor.

(b)     Effective Registration Statement; Prospectus Supplement.
As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist. At or prior to each Closing, the Company shall have filed with the SEC, and delivered to Investor, a prospectus supplement covering the Common Stock to be delivered at each such Closing and complying with the applicable requirements of the Securities Act.

(c)     Accuracy of the Company's Representations and Warranties.
The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

(d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(g)     No Suspension of Trading in or Delisting of Common Stock.
The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(h) Legal Opinion. The Company shall have caused to be delivered to Investor an opinion of the Company's legal counsel in the form of Exhibit E hereto.

(i) Due Diligence. No dispute shall exist between the Company and the Investor pursuant to Section 7.3(c) as to the adequacy of the disclosure contained in the Registration Statement.

(j)     Ownership Limitation.  On each Closing Date, the number of
Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning no more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with
Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and Warrant Shares, if any, would own more than 4.9% of the Common Stock following such Closing Date.

(k) Change of Control. The Company shall not enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" as defined in Rule 405 under the Securities Act of 1933, without the prior written consent of the Investor.

(l) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Notice is deemed delivered).

(m) Cross Default. The Company shall not be in default of a material term under any of the Transaction Documents or any other agreement between the Company and Investor and no event of default shall have occurred under any of such agreements.

(n) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

(o) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(p) No Valuation Event. No Valuation Event shall have occurred since the Put Date.

(q) Escrow Agreement. The Escrow Agreement shall be in full force and effect.

(r) Other. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

     7.3     Due Diligence Review, Non-Disclosure of Non-Public Information.

(a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD, Principal Market or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

(b) The Company shall not disclose, and shall cause each of its officers, directors, employees and agents not to disclose non-public information to Investor, advisors to or representatives of Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

(c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance(without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(d) At any time prior to filing of the Registration Statement, Investor shall have the right to terminate this Agreement and the transactions contemplated hereby, in the event Investor is not satisfied, in its sole reasonable discretion, with the results of its due diligence review of the Company.


ARTICLE VIII
LEGENDS

8.1 Legends. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

(a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, or prior to issuance of a certificate; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor or sales agent confirms to the transfer agent that the Investor or sales agent has complied with the prospectus delivery requirement; and

(b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities. Any of the notices referred to above in this Section
8.1 may be sent by facsimile to the Company's transfer agent.

8.2 No Other Legend or Stock Transfer Restrictions. Other than as specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto, so long as Investor complied with Section 8.1 hereof, and other than as expressly set forth in this Article VIII.

8.3 Investor's Compliance. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

8.4     Cover.  If the Company fails for any reason to deliver the Put
Shares on a Closing Date and Investor purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by Investor (the "Sold Shares"), which delivery Investor anticipated to make using the Put Shares (a "Buy-In"), then the Company shall pay to Investor, upon written demand, in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to Investor in immediately available funds immediately upon demand by Investor. By way of illustration and not in limitation of the foregoing, if Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to Investor will be $1,000.

8.5 Delay. The Company understands that a delay in the issuance of the Put Shares beyond the Closing Date could result in economic loss to Investor. On and after the Effective Date as compensation to Investor for such loss, the Company agrees to pay late payments to Investor for late issuance of Put Shares in accordance with the following schedule (where "No. of Days Late" is defined as the number of days beyond the Closing Date):

Late Payment For Each
No. of Days Late               $10,000 of Common Stock

  1                         $100
  2                         $200
  3                         $300
  4                         $400
  5                         $500
  6                         $600
  7                         $700
  8                         $800
  9                         $900
 10                         $1,000
 10                         $1,000 + $200 for each
Trading Day Late beyond 10 days

     The Company shall pay any payments incurred under this Section 8.5 in immediately available funds upon demand. Nothing herein shall limit Investor's right to pursue actual damages for the Company's failure to issue and deliver the Put Shares to Investor.




ARTICLE IX
NOTICES; INDEMNIFICATION

     9.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

                    America's Senior Financial Services, Inc.
                    10800 Biscayne Blvd., 5th Floor
                    Miami, Florida 33161
                    Attn:  Nelson Locke, Chairman
                    Telephone No.:  (305) 751-3232 x2266
                    Telecopier No.:  (305) 762-5548




with a copy by fax (which shall not constitute notice) to:

                    Joel Bernstein, Esq.
                    11900 Biscayne Boulevard, Suite 604
                    Miami, Florida 33181
                    Telephone No.:  (305) 892-1122
                    Telecopier No.:  (305) 892-0822

     if to Investor:

                    JJ&T, L.L.C.
                    1700 South Dixie Highway
                    Boca Raton, FL  33432
                    Attn:  Mr. Tony Tomasso
                    Telephone No.:  (561) 353-3453
                    Telecopier No.:   (561) 353-3461

     with a copy by fax to (which shall not constitute notice):

                    Sichenzia, Ross, Friedman & Ference LLP
                    135 West 50th Street, 20th Floor
                    New York, New York 10020
                    Attn:  Michael H. Ference, Esq.
                    Telephone:  (212) 261-2002
                    Facsimile:    (212) 664-7329

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

9.2 Indemnification. The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officers, directors, employees, agents or Controlling Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

9.3 Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an "Indemnified Party") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty
(30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)     I
f the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii)     I
f the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party
Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute
Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof;
provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified
Party and its counsel in contesting any Third Party
Claim which the Indemnified Party is contesting.
Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified
Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying
Party in the manner provided in clause(iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified
Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)     I
f the Indemnifying Party notifies the Indemnified
Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third
Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified
Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

(b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

(c) The indemnity Agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.


ARTICLE X
MISCELLANEOUS

10.1 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York, with respect to any dispute arising under this Agreement or any of the other Transaction Documents. Each of the parties hereby waives any objection that it may have to the laying of venue in the foregoing courts.

10.2 Specific Enforcement. The Company and the Investor acknowledge and agree that irreparable damage would occur to the Investor in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

10.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any affiliate of Investor which is a transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person.

10.4 Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and, except as contemplated by Section 10.7, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.5 Termination. This Agreement shall terminate at the termination of the Commitment Period (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article VI, VIII and IX and Sections 10.1, 10.2, 10.4, 10.6, 10.7, 10.8 and 10.13 shall survive the termination of this Agreement.

10.6 Entire Agreement, Amendment, No Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

10.7 Fees and Expenses. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and any amendments thereof, and performance of its obligations hereunder, except that the Company shall pay the fees and expenses of counsel to Investor in an amount not to exceed ten thousand dollars ($10,000), of which two thousand five hundred dollars ($2,500) has been paid, five thousand dollars ($5,000) of which shall be paid upon the execution of this Agreement, and two thousand five hundred dollars ($2,500) of which shall be paid on or before the Effective Date and the balance, if any, shall be paid from time to time, at closing. The foregoing payment schedule is for the convenience of the Company and the non-occurrence of a scheduled payment event shall not relieve the Company from its payment obligation set forth in the preceding sentence. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

10.8 No Brokers. Each of the Company and Investor represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party other than Placement Agent, who shall receive a fee of three (3%) percent of each Investment Amount. The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

10.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

10.10 Survival; Severability. The representations, warranties, covenants and agreements of the Company hereto shall survive each Closing hereunder for a period of one (1) year thereafter. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

10.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.13 Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case.

10.14 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

10.15 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the Bid Price and the trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Nasdaq OTC Bulletin Board or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

10.16 Publicity. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

10.17 Jury Trial Waiver. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

10.18 Placement Agent. First Montauk Securities Corp. will serve as Placement Agent in connection with the transactions contemplated by this Agreement, and shall receive a fee equal to three percent (3%) of the Investment Amount at each Closing. The Placement Agent shall also be entitled to warrants, as specified in Section 2.6 above.







[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





















     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                         AMERICA's SENIOR INVESTMENT SERVICES, INC.



                         By:________________________________
                                     Name:
                             Title:

                         JJ&T, L.L.C.



                         By:__________________________________
                              Name:
                              Title:


AMSE final revisions 11/16/01





EXHIBITS


EXHIBIT A          Registration Rights Agreement

EXHIBIT B          Escrow Agreement

EXHIBIT C          Put Notice

EXHIBIT D          Form of Warrant

EXHIBIT E          Opinion

EXHIBIT F          Transfer Agent Instructions

















     EXHIBIT A
TO EQUITY CREDIT AGREEMENT




REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of November 16, 2001, is made and entered into by and between AMERICA'S SENIOR FINANCIAL SERVICES, INC., a Florida corporation having the address set forth in Section 4.8 (the "Company"), and the Investor signatory hereto ("Investor"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     WHEREAS, the Company and the Investor have entered into that certain Private Equity Credit Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Company will issue to the Investor, from time to time during the Commitment Period, up to $15,000,000 in Common Stock of the Company; and
     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE I
REGISTRATION RIGHTS

Section 1.1     Form SB-2 Registration Statement.

(a) Filing of Form SB-2 Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall file with the SEC, within forty-five (45) days following the date of this Agreement, a Registration Statement on Form SB-2 under the Securities Act, covering the resale by the Investor of five million (5,000,000) shares of the Registrable Securities. Further, the Company shall file a proxy or information statement with the SEC seeking to increase the number of authorized Common Stock up to a maximum of 200,000,000 shares but not less than 100,000,000. The Company shall file within fifteen (15) days of approval of such increase in the number of authorized Common Stock a subsequent Registration Statement covering the resale of the Registrable Securities less any shares previously registered pursuant to this Agreement.

(b) Effectiveness of the Registration Statement and Approval of Proxy/Information Statement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC not later than one hundred twenty (120) days after the date of this Agreement, to have the resolutions contained within the proxy or information statement, discussed in Section 1.1(a) above, approved by the shareholders not later than one hundred twenty (120) days after the date of this Agreement, and to insure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

(c) Failure to Obtain Effective Date for Registration Statement and/or Approval of Proxy/Information Statement. In the event the Company fails for any reason to cause the Registration Statement to become effective within the time period set forth in Section 1.1(b), except in the event of an SEC rule change prohibiting effectiveness, which rule change shall not trigger this
Section 1.1(c), and/or cause the resolutions contained within the proxy or information statement to be approved by the Company's shareholders within the time period set forth in Section 1.1(b), the Investor may terminate this agreement.

(d) Failure to Maintain Effectiveness of Registration Statement. The following provisions shall apply to the extent that the Registration Statement does not remain effective throughout the period described in Section 4.2.

(i) In the event the Company fails to maintain the effectiveness of a Registration Statement (or the underlying prospectus) throughout the period set forth in Section 4.2, and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective
Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor, an amount equal to one half of one percent
(0.5%) of the aggregate purchase price of such Registrable
Securities which are then held by the Investor, for each of the first four seven-calendar-day periods (or portion thereof) of an Ineffective Period, and one percent (1.0%) for each subsequent seven-calendar-day periods (or portion thereof) of such Ineffective Period.

(ii)     The payments described in paragraph (i) of this subsection
(d) shall be made on the first Trading Day after the earliest to occur of (A) the expiration of the Commitment
Period, (B) the expiration of an Ineffective Period, (C) the expiration of the first twenty-eight calendar days of an Ineffective Period and (D) the expiration of each additional twenty-eight calendar-day period during an Ineffective
Period.

(iii) In addition, if an Ineffective Period commences following deemed receipt of a Put Notice by Investor, but prior to a Closing with respect to that Put, (A) that Put Notice shall be canceled and no closing shall take place with respect thereto, and (B) the provisions of Section 8.4 of the Purchase Agreement shall apply to the extent Investor is required to purchase Common Stock of the Company to satisfy commitments it may have entered into to deliver Put Shares subject to the canceled Put Notice.

(iv)     No Put Notice may be initiated during an Ineffective Period.

(v) The provisions of paragraph (i) of this subsection (d) shall not apply to the first thirty (30) days of an Ineffective
Period due to a suspension of the Registration Statement in order to update the Registration Statement to include a current prospectus within the meaning of Section 5 of the Act.

(j) The parties hereto acknowledge and agree that the sums payable under Sections 1(c) or 1(d) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the parties reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.



ARTICLE II
REGISTRATION PROCEDURES

Section 2.1 Filings, Information. The Company will effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this
Agreement:

(a) The Company shall prepare and file with the SEC a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); use reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise); prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary or required to keep such Registration Statement effective during the term of this Agreement; prepare and file on or prior to each Closing Date any prospectus supplement required under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

(b) The Company shall file all necessary amendments to the Registration Statement in order to effectuate the purpose of this Agreement and the Purchase Agreement.

(c) If so requested by the managing underwriters, if any, or the holders of a majority in aggregate amount of the Registrable Securities being actually issued, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders reasonably agree should be included therein, and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(c)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

(d) In connection with the filing of a Registration Statement, the Company shall enter into such agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(e) At least five (5) Trading Days prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the seller of Registrable Securities and counsel representing the seller of Registrable Securities, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties, and thereafter deliver to the seller of Registrable Securities and its counsel, in accordance with the notice provisions of Section 4.8, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company shall not file the Registration Statement without the Investor's prior written consent; provided, however, that the time to comply with the provisions of Sections 1.1(a), (b) and (d) shall be tolled to the extent that filing of the Registration Statement is primarily caused by the Investor's unreasonable failure to provide its consent.

(f) After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(g) The Company shall use its reasonable best efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

(h) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

(i) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

(j) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(k) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to the Investor a signed counterpart, addressed to the Investor, of (i) an opinion or opinions of counsel to the Company, in such form reasonably acceptable to the Investor, and (ii) to the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefore reasonably requests.

(l) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

(m) The Company shall appoint a transfer agent and registrar for all Registrable Securities covered by the Registration Statement not later than the effective date of such Registration Statement.

(n) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers. The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement directly caused by the Investor's failure to timely provide such information.

Section 2.2 Registration Expenses. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (a) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (b) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing of the Registrable Securities, (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(l) hereof), (g) the fees and expenses of any special experts retained by the Company in connection with such registration, (h) premiums and other costs of policies of insurance against liabilities arising out of any public offering of the Registrable Securities being registered, and (i) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each seller of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such seller that are included in a registration under this Agreement.


ARTICLE III
INDEMNIFICATION AND CONTRIBUTION

Section 3.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless each seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the seller of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the seller of Registrable Securities expressly for use therein, and shall reimburse the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the seller of Registrable Securities to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (a) the seller of Registrable Securities failed to send or deliver a copy of the final prospectus delivered by the Company to the seller of Registrable Securities with or prior to the delivery of written confirmation of the sale by the seller of Registrable Securities to the Person asserting the claim from which such Damages arise, and (b) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

Section 3.2 Indemnification By Seller of Registrable Securities. Each Seller of Registrable Securities agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company, or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each officer of the Company who signs the Registration Statement, the Company's directors, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Company and Controlling Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only insofar as the same are based upon information furnished in writing to the Company by the seller of Registrable Securities expressly for use therein, and shall reimburse the Company and each such Controlling Person for any legal and other expenses reasonably incurred by the Company, or any such Controlling Person, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the seller of Registrable Securities shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the seller under such Registration Statement bears to the total public offering price of all securities offered thereunder, but not in any event to exceed the net proceeds received by the seller of Registrable Securities from the sale of Registrable Securities covered by such registration statement.

Section 3.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this
Section 3.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 and 3.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 3.1 or 3.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

Section 3.4 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

Section 3.5     Contribution.  If the indemnification provided for in this
Article III is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.5, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the seller of Registrable Securities were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


ARTICLE IV
MISCELLANEOUS

Section 4.1 No Outstanding Registration Rights. The Company represents and warrants to the seller of Registrable Securities that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement or the Purchase Agreement, except for the agreements listed on Schedule 4.1 annexed hereto, which Schedule shall describe the material terms of each agreement. The Company further represents and warrants that upon issuance, the Registrable Securities will not have been issued or sold in violation of any preemptive or other similar rights of holders of any securities of the Company or any other person.

Section 4.2 Term. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Put Shares (i) have been disposed of pursuant to the Registration Statement, (ii) have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the holder of Registrable Securities; provided, however, that such registration rights shall not terminate sooner than two years following the end of the Commitment Period. Notwithstanding the foregoing, paragraphs
(c) and (d) of Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

Section 4.3 Rule 144. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the seller of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the seller of Registrable Securities, the Company will deliver to the seller of Registrable Securities a written statement as to whether it has complied with such requirements.

Section 4.4 Certificate. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 4.5 Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 4.6 Successors and Assigns, Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign their rights under this Agreement to any subsequent holder the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. The Investor may unequivocally assign its rights hereunder to any other Investor or a subsidiary of itself or of another Investor without the consent of the Company. This Agreement, together with the Purchase Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Section 4.7 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

Section 4.8     Notices.  All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (y) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (z) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
     If to the Company:     America's Senior Financial Services, Inc.
                    10800 Biscayne Blvd., 5th Floor
                    Miami, Florida 33161
                    Attn:  Nelson Locke, Chairman
                    Telephone No.:  (305) 751-3232 x2266
               Telecopier No.:  (305) 762-5548

With a copy to (which communication shall not constitute notice):
Joel Bernstein, Esq
          11900 Biscayne Boulevard, Suite 604
          Miami, Florida 33181
          Phone: (305) 892-1122
          Fax (305) 892-0822

If to the Investor:

          To the address and telecopier number set forth on the signature page hereto with a copy to (which communication shall not constitute notice):

                    Sichenzia, Ross, Friedman & Ference LLP
                    135 West 50th Street, 20th Floor
                    New York, New York 10020
                    Attn:  Michael H. Ference, Esq.
                    Telephone:  (212) 261-2002
                    Facsimile:    (212) 664-7329

Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 4.9 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York, with respect to any dispute arising under this Agreement or any of the other Transaction Documents. Each of the parties hereby waives any objection that it may have to the laying of venue in the foregoing courts. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement.

Section 4.10 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.12 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.13 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.





[THIS SPACE INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF, the parties hereto have caused this Registration
Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

AMERICA'S SENIOR FINANCIAL SERVICES, INC.



By:______________________________
                              Name:
                              Title:




JJ&T, L.L.C.


By:_________________________________
     Name:
                                             Title:

JJ&T, L.L.C., a Florida limited liability
company
1700 South Dixie Highway
Boca Raton, FL  33432
Attn:  Tony Tomasso
Telecopier:  (561) 353-3461




AMSE final revisions 11/16/01


                                                                 EXHIBIT B


     ESCROW AGREEMENT ("Escrow Agreement") dated as of ______, 2001, by and between AMERICA'S SENIOR FINANCIAL SERVICES, INC., a Florida corporation (the "Company"), JJ&T, L.L.C. a Florida limited liability company (the "Purchaser"), FIRST MONTAUK SECURITIES CORP., a New Jersey corporation (the "Placement Agent"), and SICHENZIA, ROSS, FRIEDMAN & FERENCE LLP, (the "Escrow Agent").

W I T N E S S E T H

     WHEREAS, the Company and the Purchaser are parties to a Private Equity Credit Agreement of even date herewith (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings accorded to them in the Purchase Agreement; and

     WHEREAS, the Company and the Placement Agent are parties to a Placement Agent Agreement of even date herewith (the "Placement Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings accorded to them in the Purchase Agreement and Placement Agreement; and

     WHEREAS, the Purchase Agreement contemplates that, from time-to-time during the Commitment Period, the Company will sell to the Purchaser and the Purchaser will purchase from the Company, up to $15,000,000 in shares of the Company's Common Stock, and the Placement Agreement contemplates that Placement Agent will receive fees based upon such purchases by the Purchaser, as set forth in the Placement Agreement; and

     WHEREAS, in furtherance of the Purchase Agreement, on or prior to each Closing Date, (i) the Company and the Purchaser shall each execute and deliver to the other, and the Escrow Agent, via facsimile transmission, a Settlement Certificate in the Form of Exhibit A, quantifying the Investment Amount of the Put and the number of Put Shares to be purchased (the "Settlement Certificate"), (ii) the Company will file a supplement to the prospectus forming a part of the Registration Statement and deliver a copy of the prospectus and prospectus supplement (the "Prospectus, as Supplemented") to the Purchaser and the Escrow Agent prior to the release of funds by the Escrow Agent, (iii) the Company shall cause the delivery of certificates evidencing that number of whole Put Shares specified in the Settlement Certificate (the "Subscription Shares"), to the Escrow Agent, and (iv) the Purchaser shall transmit payment in an amount equal to the payment specified in the Settlement Certificate (the "Subscription Payment"), to the Escrow Agent, via wire transfer to the account designated by the Escrow Agent on Exhibit C (the "Escrow Funds Account"); and

     WHEREAS, in furtherance of the Purchase Agreement, and subject to the foregoing, on each Closing Date (i) the Escrow Agent shall transmit the Subscription Payment (net of the Escrow Agent fees, Placement Agent fees and certain other expenses described in Section 7 hereof) to the Company, via wire transfer, to the account designated by the Company on Exhibit D (the "Company Account") and (ii) the Escrow Agent shall cause delivery of certificates evidencing the Subscription Shares to the Purchaser to the account designated by the Purchaser on Exhibit E (the "Purchaser Account"); and

     WHEREAS, the process of delivery of the Subscription Shares to the Purchaser against delivery of the Subscription Payment to the Company is herein referred to as "Settlement"; and

     WHEREAS, the Escrow Agent has agreed to facilitate Settlement, as aforesaid, upon the terms and conditions set forth in this Agreement.



     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. The Company, Purchaser and Placement Agent hereby appoint the Escrow Agent as escrow agent upon the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2.     Delivery of Escrow Property.

(a) On or prior to each Closing Date, (i) the Company and the Purchaser shall each execute and deliver to the other, and the Escrow Agent, via facsimile transmission, a Settlement Certificate relating to the applicable Settlement, (ii) the Company will file a supplement to the prospectus forming a part of the Registration Statement and deliver a copy of the Prospectus, as Supplemented, to the Purchaser and the Escrow Agent,
(iii) the Company shall cause delivery of certificates evidencing the Subscription Shares to the Escrow Agent, and (iv) the Purchaser shall cause transmission of the Subscription Payment to be made, via wire transfer, into the Escrow Funds Account.

(b) The Escrow Fund Account and the Escrow Shares Account are hereinafter collectively referred to as the "Escrow Accounts" and the Subscription Payments and the Subscription Shares are hereinafter collectively referred to as the "Escrow Property."

3. Investment of the Escrow Property. The Escrow Accounts shall not bear interest and no investment of the Escrow Property shall be made while held by the Escrow Agent.

4. Release of Escrow Property. Provided that the Escrow Agent shall have received a fully signed copy of the Settlement Certificate, a copy of the Prospectus, as Supplemented, along with evidence of its filing with the SEC, the Subscription Shares and the Subscription Payment, all as aforesaid, on each Closing Date:

(a) the Escrow Agent shall transmit the applicable Subscription Payment (net of the Escrow Agent fees, Placement Agent fees and other expenses described in Section 7 hereof), via wire transfer, to the Company Account; and

(b) the Escrow Agent shall cause the delivery of certificates evidencing the applicable Subscription Shares to the Purchaser.

5. Disbursement Into Court. At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any court it deems appropriate, to determine ownership or disposition of the Escrow Property or it may deposit the Escrow Property with the clerk of any appropriate court or it may retain the Escrow Property pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Property are to be disbursed and delivered. During the pendency of any such action, the Escrow Agent may suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be). The Escrow Agent shall have no liability to the Company, the Purchaser, the Placement Agent or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Accounts or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Limitation of Responsibility and Liability and Duties of the Escrow Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow
Agent:

(a) The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the Company, the Purchaser and the Placement Agent and, if the duties or rights of the Escrow Agent are affected by any such modification of or waiver under this Escrow Agreement unless the Escrow Agent shall have given its prior written consent thereto.

(b) The Escrow Agent acts hereunder as a depositary only, and shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

(c) The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the Company, the Purchaser and the Placement Agent, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(d) The Escrow Agent shall be indemnified and held harmless by the Company, the Purchaser and the Placement Agent, upon demand by the Escrow Agent, from and against any claims, demands, losses, damages, liabilities, costs and expenses, including counsel fees and disbursements, (collectively, "Damages") suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such Damages. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder, except to the extent of actual prejudice demonstrated by such party. The obligations of the Company, the Purchaser and the Placement Agent under this Section 6(d) shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(e) From time to time on and after the date hereof, the parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(f) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto prior written notice of at least seven (7) business days. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all of the Escrow Property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the twenty (20) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Property with any court it deems appropriate.

(g) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

(h) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(i) The parties acknowledge that the Escrow Agent has acted as counsel to the Purchaser, the Placement Agent and/or their affiliates in various matters, including in connection with the transactions contemplated by the Purchase Agreement and the Placement Agreement, and has prepared this Escrow Agreement, and may continue to act as counsel to the Purchaser, the Placement Agent and/or their affiliates during and following the term of this Escrow Agreement. All parties to this Escrow Agreement waive any conflicts that exist or may arise by reason of such representation; provided, however, that the Escrow Agent shall ensure that the Escrow Accounts are under the sole control of the Escrow Agent.

7.     (a)     Fees of Escrow Agent.  The Escrow Agent shall be
compensated for its services hereunder at the rate of (a) seven hundred fifty dollars ($750) for each Settlement facilitated by the Escrow Agent and (b) seven hundred fifty dollars ($750) for each certificated Settlement facilitated by the Escrow Agent. The compensation obligations set forth in this Section 7(a) shall be payable by the Company from Settlements Payments, prior to disbursement of the Settlement Payments to the Company. The obligations under this Section 7 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b)     Fees of Placement Agent.     As set forth in the Purchase
Agreement and the Placement Agreement, the Placement Agent shall receive fees in the amount of three percent (3%) of the dollar value of the Investment Amount. This compensation obligation, which is duly acknowledged by the parties hereto, and set forth in both the Purchase Agreement and Placement Agent Agreement of even date herewith, shall be payable by the Company from Settlement Payments, prior to disbursement of the Settlement Payments to the Company.

8. Governing Law; Jurisdiction, Venue. This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York. Except as otherwise set forth herein, any suit, action or proceeding arising out of or relating to this Escrow Agreement shall be brought in State Circuit Court or Federal District Court located in New York, New York, and the parties hereby (a) submit to the exclusive jurisdiction of such courts, (b) waive any objection to the laying of venue in such courts, and (c) agree that service of process in any such suit, action or proceeding may, in addition to any other method permitted by applicable law, may be effected by certified mail, return receipt requested, to a party at its address set forth in
Section 9 hereof.

9. Notices. All notices and communications shall be deemed to have been duly given: at the time (a) delivered by hand, if personally delivered;
(b) when received, if deposited in the mail, postage prepaid, addressed as provided below; (c) when transmission is verified, if telecopied; and (d) on the next business day, if timely delivered to a courier service guaranteeing overnight delivery; provided that the Escrow Agent shall have no obligation hereunder unless notice is actually received by it;

          To the Company:          America's Senior Financial Services, Inc.
                              10800 Biscayne Blvd., 5th Floor
                              Miami Shores, Florida 33138
                              Attn:  Nelson Locke, Chairman
                              Telephone No.:  (305) 751-3232
                              Telecopier No.:  (305) 762-5548

          To the Purchaser:          JJ&T, L.L.C.
                              1700 South Dixie Highway
                              Boca Raton, FL  33432
                              Telephone No.: 561-353-3453
                              Facsimile No.: 561-353-3461
                              Attention: Mr. Tony Tomasso





          To the Placement Agent:     First Montauk Securities Corp.
                              Parkway 109 Office Center
                              328 Newman Springs Road
                              Red Bank, NJ 07701
                              Telephone No.: 800-376-3672
                              Facsimile No.: 732-741-6824
                              Attention: Ernest Pelligrino


          To the Escrow Agent:          Sichenzia, Ross, Friedman & Ference
LLP
                              135 West 50th Street, 20th Floor
                              New York, New York 10020
                              Attn:  Michael H. Ference, Esq.
                              Telephone:  (212) 261-2002
                              Facsimile:    (212) 664-7329

Any party may change its address by providing written notice of such change to the other parties hereto. All notices and communications provided by the Company, the Purchaser or the Placement Agent to the Escrow Agent shall be signed by duly authorized persons of each.

10. Termination of Escrow Agreement. The Escrow Agent's responsibilities hereunder shall terminate upon the earliest to occur of the termination of the Purchase Agreement, the termination or rescission of this Agreement by mutual consent of the Company, the Purchaser and the Placement Agent, the disbursement of the Escrow Property into court under Section 5 hereof, and the resignation of the Escrow Agent under Section 6(f) hereof.

11. Entire Escrow Agreement. This Escrow Agreement (and the exhibits attached hereto) contains the entire understanding by and among the parties hereto with respect to the subject matter hereof; there are no promises, agreements, understandings, representations or warranties, other than as herein set forth. No change or modification of this Escrow Agreement shall be valid or effective unless the same is in writing and is signed by all of the parties hereto.

12. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.





[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]



     IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

                              AMERICA'S SENIOR FINANCIAL SERVICES,
INC..


                              By:
                              Its:


                    JJ&T, L.L.C.


                    By:
                    Its:


                    FIRST MONTAUK SECURITIES CORP.

                    By:
                    Its:



SICHENZIA, ROSS, FRIEDMAN & FERENCE LLP


                    By:
                    Its:

















                                                  Exhibit D1

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" OR ANY OTHER APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A UNITED STATES PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

To Purchase up to 500,000 Shares of Common Stock of
AMERICA'S SENIOR FINANCIAL SERVICES, INC.
THIS CERTIFIES that, for value received, JJT, LLC (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time for a period of three (3) years from the Effective Date of the Registration Statement (notwithstanding this exercise period, this warrant shall become exercisable two years from the date of issuance and remain exercisable for a period of three (3) years, regardless of the Effective Date of the Registration Statement) (as such terms are used in the Purchase Agreement) (the "Termination Date") but not thereafter, to subscribe for and purchase from AMERICA'S SENIOR FINANCIAL SERVICES, INC., a corporation incorporated in the State of Florida (the "Company"), up to 500,000 shares (the "Warrant Shares") of Common Stock, $.001 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to 110% of the lesser of: 1) the closing bid price on the date of the Purchase Agreement; or 2) the closing bid price on the Effective Date of the Registration Statement. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Private Equity Credit Agreement dated as of _______, 2001 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.
Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.
Authorization of Shares.  The Company covenants that all shares of
Common Stock which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue.
Registration Rights. The Warrant Shares shall be registered under the Securities Act, to the extent provided in the Registration Rights Agreement of even date herewith, by and between the Company and the Holder of this Warrant.
Exercise of Warrant.
(a)     Except as provided in Section 5 herein, exercise of the
purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 6 prior to the issuance of such shares, have been paid.
(b)     If this Warrant shall have been exercised in part, the
Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
(c)     This Warrant shall also be exercisable by means of a
"cashless exercise" in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A)  =     the average of the high and low Bid Prices on the Trading
Day preceding the date of such election on the Nasdaq Stock
Market, or if the Common Stock is not traded on the Nasdaq Stock
Market, then the Principal Market in terms of volume, and converted into US Dollars;

(B)  =     the Exercise Price of the Warrants; and

(X)  =     the number of shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

(d) Notwithstanding anything herein to the contrary, in no event shall the holder be permitted to exercise this Warrant for shares of Common Stock to the extent that (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of Common Stock issuable upon exercise of this Warrant, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such holder after application of this Section 4(d). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such holder, and the submission of a Notice of Exercise shall be deemed to be such holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to exercise this Warrant into shares of Common Stock at such time as such exercise will not violate the provisions of this Section 4(d). The provisions of this Section 4(d) may be waived by the Holder of this Warrant upon, at the election of the Holder, with 61 days' prior notice to the Company, and the provisions of this Section 4(d) shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 4(d) but otherwise in accordance with this Warrant shall affect the status of the Common Stock issued upon such exercise as validly issued, fully paid and non-assessable.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant. Transfer, Division and Combination.
(a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 10,000 shares underlying this Warrant to any such transferee. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued. Notwithstanding the above, the Holder shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that is in the reasonable judgment of the Company is in direct competition with the Company.

(b)     This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.
Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
(c)     The Company shall prepare, issue and deliver at its own
expense (other than transfer taxes) the new Warrant or Warrants under this
Section 8.
(d)     The Company agrees to maintain, at its aforesaid office,
books for the registration and the registration of transfer of the Warrants. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.
Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 13. For purposes of this Section 13, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
Voluntary Adjustment by the Company.     The Company may at any time during
the term of this Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of directors of the Company.
Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.
Notice of Corporate Action.  If at any time:
(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or
(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,
(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place.
Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common
Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common
Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d). Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.
          The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Miscellaneous.
(a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

(b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.




IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _____________ __, 2001

AMERICA'S SENIOR FINANCIAL SERVICES, INC.



     By:




     NOTICE OF EXERCISE



To:     _______________________
     _______________________
     _______________________
     _______________________






(1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of _______________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

               _______________________________
               (Name)

               _______________________________
               (Address)
               _______________________________




Dated:


                                   ______________________________
                                   Signature






ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)



FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


_______________________________________________________________.


_______________________________________________________________


                         Dated:  ______________, _______


               Holder's Signature:____________________________

               Holder's Address:     _____________________________

                              _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.











































                                        EXHIBIT 10.8

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" OR ANY OTHER APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A UNITED STATES PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

To Purchase up to 250,000 Shares of Common Stock of
AMERICA'S SENIOR FINANCIAL SERVICES, INC.
THIS CERTIFIES that, for value received, First Montauk Securities Corp.
(the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time for a period of three (3) years from the Effective Date of the Registration Statement (notwithstanding this exercise period, this warrant shall become exercisable two years from the date of issuance and remain exercisable for a period of three (3) years, regardless of the Effective Date of the Registration Statement) (as such terms are used in the Purchase Agreement) (the "Termination Date") but not thereafter, to subscribe for and purchase from AMERICA'S SENIOR FINANCIAL SERVICES, INC., a corporation incorporated in the State of Florida (the "Company"), up to 250,000 shares (the "Warrant Shares") of Common Stock, $.001 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to 110% of the lesser of:
1) the closing bid price on the date of the Purchase Agreement; or 2) the closing bid price on the Effective Date of the Registration Statement. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Private Equity Credit Agreement dated as of _______, 2001 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.
1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.
2.     Authorization of Shares.  The Company covenants that all shares of Common Stock which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue.
3.     Registration Rights.  The Warrant Shares shall be registered under the Securities Act, to the extent provided in the Registration Rights Agreement of even date herewith, by and between the Company and the Holder of this Warrant.
4.     Exercise of Warrant.
(e)     Except as provided in Section 5 herein, exercise of the
purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 6 prior to the issuance of such shares, have been paid.
(f)     If this Warrant shall have been exercised in part, the
Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
(g)     This Warrant shall also be exercisable by means of a
"cashless exercise" in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A)  =     the average of the high and low Bid Prices on the Trading
Day preceding the date of such election on the Nasdaq Stock
Market, or if the Common Stock is not traded on the Nasdaq Stock
Market, then the Principal Market in terms of volume, and converted into US Dollars;

(B)  =     the Exercise Price of the Warrants; and

(X)  =     the number of shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

(h) Notwithstanding anything herein to the contrary, in no event shall the holder be permitted to exercise this Warrant for shares of Common Stock to the extent that (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of Common Stock issuable upon exercise of this Warrant, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such holder after application of this Section 4(d). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such holder, and the submission of a Notice of Exercise shall be deemed to be such holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to exercise this Warrant into shares of Common Stock at such time as such exercise will not violate the provisions of this Section 4(d). The provisions of this Section 4(d) may be waived by the Holder of this Warrant upon, at the election of the Holder, with 61 days' prior notice to the Company, and the provisions of this Section 4(d) shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 4(d) but otherwise in accordance with this Warrant shall affect the status of the Common Stock issued upon such exercise as validly issued, fully paid and non-assessable.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant. Transfer, Division and Combination.
(a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 10,000 shares underlying this Warrant to any such transferee. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued. Notwithstanding the above, the Holder shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that is in the reasonable judgment of the Company is in direct competition with the Company.

(b)     This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.
Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
(c)     The Company shall prepare, issue and deliver at its own
expense (other than transfer taxes) the new Warrant or Warrants under this
Section 8.
(d)     The Company agrees to maintain, at its aforesaid office,
books for the registration and the registration of transfer of the Warrants. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.
Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 13. For purposes of this Section 13, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
Voluntary Adjustment by the Company.     The Company may at any time during
the term of this Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of directors of the Company.
Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.
Notice of Corporate Action.  If at any time:
(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or
(d) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,
(e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place.
Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common
Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common
Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d). Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.
          The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Miscellaneous.
(a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

(k) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(l) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(m) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(n) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(o) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(p) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(q) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(r) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(s) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.




IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _____________ __, 2001
     AMERICA'S SENIOR FINANCIAL SERVICES, INC.



     By:




     NOTICE OF EXERCISE



To:     _______________________
     _______________________
     _______________________
     _______________________


(3) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of _______________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

               _______________________________
               (Name)

               _______________________________
               (Address)
               _______________________________




                                   Dated:


                                   ______________________________
                                   Signature






ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)



FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


_______________________________________________________________.


_______________________________________________________________


                         Dated:  ______________, _______


               Holder's Signature:
     _____________________________

               Holder's Address:     _____________________________

                              _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


















































EXHIBIT 10.9



The Investor Online

Agreement made this 30th day of October, 2001 by and between The Investor Online, 1037 Anna Knapp Blvd., Suite B, Mt. Pleasant, SC 29464 ("TIO") and America's Senior Financial Services Inc., 9501 NE 2nd Ave., Miami Shores, FL 33138 "CLIENT").
In consideration of the mutual terms, conditions and covenants hereinafter set forth, CLIENT and TIO agree as follows:
1. The CLIENT hereby engages the TIO as an independent research contractor for a period of one year, and TIO hereby accepts such engagement. After an initial 90 days, in the event that the CLIENT shall not be satisfied with TIO's performance of services, the CLIENT shall have the right to terminate this agreement with 30 days written notice, which shall include a ten day "right to cure" opportunity for TIO to resolve any complaints by the CLIENT. In the event of any such termination, TIO shall be entitled to all compensation through the date of termination but not beyond.
2. TIO is an independent contractor willing to provide certain skills and abilities to the CLIENT that the CLIENT has the need for, namely creating and delivering an online industry standard "institutional" research report with supporting documentation including verified financials and comparative industry analysis to CLIENT, including:
A. Research Reports will be composed by TIO, delivered to interested investors as requested by investors and to our Subscriber Base and updated quarterly.

B. Three quarterly "research updates" to our subscriber list. TIO will compose using mid-quarter updated events and information provided by CLIENT.

C. News Releases - Relevant news will be composed for financial disclosure circuit and will be composed by TIO and approved by CLIENT based on information provided by CLIENT. CLIENT will be invoiced additionally for new releases based upon circuits utilized upon CLIENT's prior written approval of the additional expense to be incurred. Initial: ___________

D. Four stand alone company spotlights will be distributed to entire subscriber base.
E. Three e-mailings to CNBC's "Let's Talk Stocks" proprietary email database.
3. CLIENT shall pay to TIO and TIO shall accept from the CLIENT as compensation for all Research Services to be provided pursuant to this Agreement, the following:
A. 1,200,000 shares in AMSE common stock to be registered via SB-2 to become free trading, to be paid to TIO in four equal installments, with an initial payment of 300,000 shares upon the signing of this contract, and three subsequent quarterly payments of either 300,000 additional shares OR $43,750 (the cash equivalent) using an underlying contract value of $175,000.

(1)
4. A party may not assign this agreement without the express written consent of the other party
5. TIO agrees that they will not infringe on any third party's intellectual property rights in creating the works subject to this agreement. CLIENT agrees that they will not induce, ask, or require TIO to create Works under this agreement that infringe on any third party's intellectual property rights.
6. TIO hereby irrevocably assigns to CLIENT, and its successors, licensees, and assigns, all right, title and interest worldwide in and to all the Works created under this agreement, including, but not limited to, all copyrights, design patents, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action, whether now known or hereafter to become known. In the event, TIO has any right in the Works which cannot be assigned, TIO agrees to waive enforcement worldwide of such rights against CLIENT, or, if necessary, exclusively license such right worldwide to CLIENT, with the right to sublicense. TIO agrees that he or she will take all actions and execute any and all documents as may be requested by CLIENT, at CLIENT's expense, from time to time, to fully vest in CLIENT all right, title and interest worldwide in and to the Works.
7. TIO is an independent contractor and may engage in other business activities. Since TIO is an independent contractor nothing contained in this Agreement shall be interpreted to constitute the TIO as a partner, agent or employee of the CLIENT, nor shall either party have any authority to bind the other. In its capacity as an independent contractor, TIO agrees, and CLIENT agrees, that TIO has the sole right to control and direct the means, manner and method by which the services required by this agreement will be performed and CLIENT shall not withhold from TIO's compensation any amount that would normally be withheld from an employee's pay.
8. It is agreed between the parties that there are no other agreements or understandings between them relating to the subject matter of this agreement. This agreement supersedes all prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the agreement between the parties. No changes or modifications of this Agreement shall be valid unless the same is in writing and signed by the parties. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force without being impaired or invalidated in any way.
9. This Agreement shall be construed in accordance with and governed by the laws of Florida, with specific venue in Broward County.
10. If the Company provides incorrect or exuberant financial projections, or falls materially short of the estimates provided to TIO, TIO reserves the right to cancel the contract and change the evaluation to reflect the most current audited quarterly financials. TIO also reserves the right in this case to redistribute the new evaluation to our subscribers.
11. Indemnification: Tio agrees to indemnify and hold the CLIENT, its affiliates, shareholders, representatives, directors, agents, and employees harmless from and against any losses, claims, damages, liabilities, or expense of any sort or nature (including without limitation reasonable counsel accountant or expert witness fees and expenses) arising or resulting from

(2)
any actual or threatened investigations, actions, suits, proceedings, arbitration, claims by third parties or any government or regulatory agency, securities market (including the NASD or AMEX or any of their affiliates) which arise out of or are related to violations of any federal or state securities laws or other Internet use specific laws by TIO, or are other wise due to TIO's ordinary negligence, misrepresentation, willful misconduct or unlawful conduct.

Please provide the following contact information:
Client contact:

Street Address: 9501 NE 2nd Avenue; Miami Shores FL 33138

Primary: Nelson A. Locke, CEO     Phone: (305) 751-3232 X266

Email Address: nlocke@jupiter-mortgage.com

Secondary: Michael Buono, President Phone: (561) 744-5626 X118

Email Address: mbuono@jupiter-mortgage.com

Accounts payable contact:

Name: Dean Girard, CFO               Phone: (561) 744-5626 X136

Email Address: dgirard@jupiter-mortgage.com
INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this 1-yr Research Services Agreement to be executed as of the date first above written.
CLIENT:            ___________________      DATE:      _____________
TIO:           ___________________       DATE:       _____________

TIO Contact Information:
Sales  Lee Mogul  843.849.7960
Technical  Drew Lanzetta  843.849.7960
Payment Information:
     Wiring Instructions:

          FBO: The Investor Online
          Bank: Carolina First
               Mt. Pleasant, SC 29464
               (843) 881-0402
          ABA: 053902197
          Account Number: 7100246120
                               (3)



















Exhibit 24.1
CONSENT OF HOLYFIELD AND THOMAS, LLC


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form SB-2 of America's Senior Financial Services, Inc. of our reports, as listed below, which appear in the December 31, 2000 annual report on Form 10-KSB of America's Senior Financial Services, Inc.:

1. Our Independent Auditors' Report dated March 16, 2001 on the 2000 consolidated financial statements of America's Senior Financial Services, Inc. and subsidiaries;

/s/ Holyfield and Thomas, LLC
HOLYFIELD AND THOMAS, LLC
Certified Public Accountants

West Palm Beach, Florida
December 17, 2001







































Exhibit 24.2
CONSENT OF AHEARN, JASCO & CO



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of America's Senior Financial Services, Inc. on Form SB-2 of our Independent Auditors' Report dated March 31, 2000 on the 1999 consolidated financial statements of America's Senior Financial Services, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
December 17, 2001



2